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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           HUB INTERNATIONAL LIMITED,

                              416 ACQUISITION INC.

                                       and

                                 KAYE GROUP INC.

                          Dated as of January 19, 2001


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01. The Merger.......................................................1
SECTION 1.02. Closing..........................................................2
SECTION 1.03. Effective Time...................................................2
SECTION 1.04. Effects of the Merger............................................2
SECTION 1.05. Certificate of Incorporation and By-Laws
                of the Surviving Corporation...................................2
SECTION 1.06. Directors and Officers of the Surviving Corporation..............2

                                   ARTICLE II
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Company Common Stock...............................3
SECTION 2.02. Dissenting Shares................................................3
SECTION 2.03. Exchange of Certificates.........................................4
SECTION 2.04. Election to Increase the Cash Component..........................6
SECTION 2.05. Stock Transfer Books.............................................6
SECTION 2.06. Company Stock Options............................................6
SECTION 2.07. Company Restricted Stock.........................................7
SECTION 2.08. Interest on Merger Consideration.................................9

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. Organization and Qualification; Subsidiaries....................10
SECTION 3.02. Certificate of Incorporation and By-Laws........................10
SECTION 3.03. Capitalization..................................................11
SECTION 3.04. Authority Relative to This Agreement............................11
SECTION 3.05. No Conflict; Required Filings and Consents......................12
SECTION 3.06. Permits; Compliance.............................................13
SECTION 3.07. SEC Filings; Financial Statements...............................13
SECTION 3.08. Undisclosed Liabilities.........................................14
SECTION 3.09. Absence of Certain Changes or Events............................14
SECTION 3.10. Absence of Litigation...........................................15
SECTION 3.11. Employee Benefit Matters........................................15
SECTION 3.12. Material Contracts..............................................17
SECTION 3.13. Environmental Matters...........................................19
SECTION 3.14. Title to Properties; Absence of Liens and Encumbrances..........20
SECTION 3.15. Intellectual Property...........................................20
SECTION 3.16. Taxes...........................................................21
SECTION 3.17. Board Approval; Vote Required...................................22


                                       i
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SECTION 3.18. Employment Agreements and other Affiliate Transactions..........22
SECTION 3.19. Insurance.......................................................22
SECTION 3.20. State Takeover Statutes.........................................22
SECTION 3.21. Labor Matters...................................................23
SECTION 3.22. Brokers.........................................................24
SECTION 3.23. Title to Insurance Business.....................................24
SECTION 3.24. Absence of Restrictions on Conduct of Business..................24
SECTION 3.25. Computer Systems................................................24
SECTION 3.26. Insurance Companies.............................................24
SECTION 3.27. No Downgrading of Rating........................................24
SECTION 3.28. Fairness Opinion................................................25
SECTION 3.29. Insurance Company Organization and Qualification;
                Subsidiaries..................................................25
SECTION 3.30. Insurance Company Certificate of Incorporation and By-Laws......26
SECTION 3.31. Insurance Company Capitalization................................26
SECTION 3.32. Insurance Company Permits; Compliance...........................27
SECTION 3.33. Insurance Company Financial Statements..........................27
SECTION 3.34. Undisclosed Liabilities of the Insurance Companies..............27
SECTION 3.35. Absence of Certain Changes or Events With Respect
                to the Insurance Companies....................................28
SECTION 3.36. Absence of Insurance Company Litigation.........................28
SECTION 3.37. Insurance Company Material Contracts............................28
SECTION 3.38. Insurance Company Taxes.........................................30
SECTION 3.39. Absence of Restrictions on Conduct of Insurance
                Company Business..............................................30
SECTION 3.40. Insurance Company Computer Systems..............................31
SECTION 3.41. No Downgrading of Rating of Insurance Companies.................31

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01. Organization and Qualification; Subsidiaries....................31
SECTION 4.02. Articles of Incorporation and By-Laws...........................31
SECTION 4.03. Authority Relative to This Agreement............................31
SECTION 4.04. Capitalization..................................................32
SECTION 4.05. No Conflict; Required Filings and Consents......................32
SECTION 4.06. Permits; Compliance.............................................33
SECTION 4.07. Filings; Financial Statements...................................34
SECTION 4.08. Undisclosed Liabilities.........................................34
SECTION 4.09. Taxes...........................................................35
SECTION 4.10. Operations of Merger Sub........................................35
SECTION 4.11. Financing.......................................................35
SECTION 4.12. Brokers.........................................................35
SECTION 4.13. Affiliate Transactions..........................................35
SECTION 4.14. Authorization of Parent Convertible Debentures..................36
SECTION 4.15. Indebtedness of Parent..........................................36


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                                    ARTICLE V
                    CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 5.01. Conduct of Business by the Company Pending the Merger...........37
SECTION 5.02. Notification of Certain Matters.................................39

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01. Registration Statement; Company Proxy Statement.................40
SECTION 6.02. Company Stockholders' Meeting...................................41
SECTION 6.03. Access to Information; Confidentiality..........................41
SECTION 6.04. No Solicitation or Negotiation..................................42
SECTION 6.05. Directors' and Officers' Indemnification and Insurance..........43
SECTION 6.06. Further Action; Consents; Filings...............................44
SECTION 6.07. Consent of Holders of Restricted Stock..........................44
SECTION 6.08. Public Announcements............................................45
SECTION 6.09. Parent Shareholders' Meeting....................................45
SECTION 6.10. Affiliates......................................................45
SECTION 6.11. Board Nomination................................................45
SECTION 6.12. Certain Funding of the Company..................................45
SECTION 6.13. Parent Debentures...............................................45
SECTION 6.14. Filing With Insurance Regulatory Authorities....................46

                                   ARTICLE VII
                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Merger........................................46
SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub..........47
SECTION 7.03. Conditions to the Obligations of the Company....................48

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination.....................................................48
SECTION 8.02. Effect of Termination...........................................50
SECTION 8.03. Amendment.......................................................51
SECTION 8.04. Waiver..........................................................51
SECTION 8.05. Fees and Expenses...............................................51

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01. Notices.........................................................52
SECTION 9.02. Non-Survival of Representations, Warranties
                and Agreements................................................53
SECTION 9.03. Parties in Interest.............................................54
SECTION 9.04. Certain Definitions.............................................54


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SECTION 9.05. Severability....................................................56
SECTION 9.06. Specific Performance............................................57
SECTION 9.07. Governing Law; Forum............................................57
SECTION 9.08. Headings........................................................57
SECTION 9.09. Counterparts....................................................57
SECTION 9.10. Entire Agreement................................................57
SECTION 9.11. Waiver of Jury Trial............................................58



                                       iv
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                            Glossary of Defined Terms

                                                                     Location of
Defined Term                                                         Definition

Acquisition Proposal..................................................ss.9.04(a)
Action...................................................................ss.3.10
Affiliate................................................................ss.6.10
Agreement...............................................................Recitals
beneficial owner......................................................ss.9.04(c)
Bermuda Co............................................................ss.3.30(a)
Bermuda Co. Common Stock..............................................ss.3.32(b)
Blue Sky Laws.........................................................ss.3.05(b)
Board...................................................................Recitals
business day..........................................................ss.9.04(a)
Canadian GAAP.........................................................ss.4.07(b)
Cash Component........................................................ss.2.01(a)
Certificate of Merger....................................................ss.1.02
Certificates..........................................................ss.2.03(b)
Closing..................................................................ss.1.02
Closing Date.............................................................ss.1.02
Code..................................................................ss.2.03(e)
Company.................................................................Preamble
Company Balance Sheet.................................................ss.3.07(b)
Company Benefit Plans.................................................ss.3.11(a)
Company Board Approval................................................ss.3.17(a)
Company Common Stock....................................................Recitals
Company Disclosure Schedule...........................................ss.3.01(b)
Company Material Contracts............................................ss.3.12(a)
Company Permits.......................................................ss.3.06(a)
Company Proxy Statement..................................................ss.3.23
Company SEC Reports...................................................ss.3.07(a)
Company Stock Option Plan................................................ss.2.05
Company Stock Options....................................................ss.2.05
Company Stockholders' Approval...........................................ss.3.04
Company Stockholders' Meeting............................................ss.6.02
Company Stockholders' Vote...............................................ss.3.04
Company Subsidiaries..................................................ss.3.01(a)
Computer Systems......................................................ss.9.04(e)
Confidentiality Agreement.............................................ss.6.03(b)
control...............................................................ss.9.04(f)
Debenture Component...................................................ss.2.01(a)
DGCL....................................................................Recitals
Dissenting Shares .......................................................ss.2.02
Effective Time...........................................................ss.1.03

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Employee Termination..................................................ss.2.07(c)
Environmental Laws.......................................................ss.3.13
Environmental Permits....................................................ss.3.13
ERISA.................................................................ss.3.11(a)
Excess Debenture Component............................................ss.2.04(f)
Exchange Act..........................................................ss.3.05(b)
Exchange Agent........................................................ss.2.03(a)
Exchange Fund.........................................................ss.2.03(a)
Expenses..............................................................ss.8.05(b)
Fee...................................................................ss.8.05(a)
Governmental Entity...................................................ss.3.05(b)
Hazardous Substances.....................................................ss.3.13
HSR Act...............................................................ss.3.05(b)
Insignificant Insurance Subsidiaries..................................ss.3.30(d)
Insurance Companies...................................................ss.3.30(a)
Insurance Company Balance Sheets.........................................ss.3.34
Insurance Company Material Contracts..................................ss.3.38(a)
Insurance Company Permits................................................ss.3.33
Insurance Company Subsidiaries........................................ss.3.30(a)
Insurance Financial Statements...........................................ss.3.34
Intellectual Property....................................................ss.3.15
IRS...................................................................ss.3.11(a)
Law...................................................................ss.3.05(a)
Liens.................................................................ss.3.14(b)
Material Adverse Effect...............................................ss.9.04(h)
Merger..................................................................Preamble
Merger Consideration..................................................ss.2.01(a)
Merger Sub..............................................................Preamble
Multiemployer Plan....................................................ss.3.11(b)
Multiple Employer Plan..................................................ss.11(b)
Nasdaq................................................................ss.3.05(b)
Order.................................................................ss.7.01(c)
OSC...................................................................ss.4.05(b)
Parent..................................................................Preamble
Parent Common Shares.....................................................ss.4.04
Parent Debentures.....................................................ss.9.04(i)
Parent Preferred Shares..................................................ss.4.04
Parent Reports...........................................................ss.4.07
Parent Shareholders' Approval............................................ss.4.03
Parent Shareholders' Meeting.............................................ss.6.10
Parent Share Options.....................................................ss.4.04
Parent Share Option Plans................................................ss.4.04
Parent Permits...........................................................ss.4.05
Parent Subsidiaries......................................................ss.4.04
Payment Time..........................................................ss.2.07(d)


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Performance Stock Plan................................................ss.9.04(k)
Person................................................................ss.9.04(j)
Principal Stockholders..................................................Recitals
Related Party Transactions............................................ss.4.04(c)
Restricted Share......................................................ss.2.07(a)
Registration Statement................................................ss.6.01(a)
Representatives.......................................................ss.6.03(b)
Required Consents.....................................................ss.3.05(b)
Rhode Island Co..........................................................ss.3.30
Rhode Island Co. Common Stock.........................................ss.3.32(a)
SEC...................................................................ss.2.04(b)
Securities Act........................................................ss.3.05(b)
Significant Insurer......................................................ss.3.27
subsidiary............................................................ss.9.04(l)
Superior Proposal.....................................................ss.9.04(m)
Surviving Corporation....................................................ss.1.01
Taxes.................................................................ss.9.04(n)
TSE...................................................................ss.4.05(b)
U.S. GAAP...............................................................3.07(b)
Vested Share Consideration............................................ss.2.07(a)
Vested Share Right....................................................ss.2.07(a)
Voting Agreements.......................................................Recitals


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


             AGREEMENT AND PLAN OF MERGER dated as of January 19, 2001 (this "Agreement") among Hub International Limited, a corporation organized under the laws of Ontario ("Parent"), 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Kaye Group Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H
                               - - - - - - - - - -

             WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of each corporation and its respective stockholders to merge Merger Sub with and into the Company;

             WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") in accordance with the Delaware General Corporation law (the "DGCL") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $ .01 per share, of the Company ("Company Common Stock"), other than shares owned by Parent, Merger Sub or the Company, and other than Dissenting Shares (as defined in Section 2.02(a) below), will be converted into the right to receive a combination of Parent Debentures (as defined herein) and cash, without interest thereon, except as otherwise provided in Section 2.08 hereof, per share of Company Common Stock, as provided for herein;

             WHEREAS, on the date hereof, and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company who collectively hold a majority of the outstanding shares of the Company (the "Principal Stockholders") have entered into stock option and voting agreements (the "Voting Agreements") pursuant to which such stockholders agreed (i) to vote to approve the Merger and adopt this Agreement, (ii) to grant an option to Parent to purchase their Company Common Stock and (iii) to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Voting Agreements; and

             WHEREAS, Parent intends to issue and sell to Fairfax Financial Holdings Limited certain securities to obtain financing for a portion of the aggregate Merger Consideration (as defined herein);

             NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

             SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.03 herein) Merger Sub shall be merged with and into the Company. As a result of the

Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

             SECTION 1.02. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York time) at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069 on a date to be specified by the parties hereto (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to by the parties hereto.

             SECTION 1.03. Effective Time. On the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as is agreed upon by the parties and specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

             SECTION 1.04. Effects of the Merger. The Merger shall have the effects as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

             SECTION 1.05. Certificate of Incorporation and By-Laws of the Surviving Corporation. (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

             (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 6.05(a), the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

             SECTION 1.06. Directors and Officers of the Surviving  Corporation.
(a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.



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

             (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or approval.

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

             SECTION 2.01. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company:

                          (a) Conversion of Company Common Stock. Subject to Sections 2.02 and 2.07, each issued and outstanding share of Company Common Stock (other than shares to be canceled pursuant to
             Section 2.01(b)) shall be automatically converted into the right to receive $14 (the "Merger Consideration") payable as follows: (A) net amount of $9.3334 in cash, without interest thereon, except as otherwise provided in Section 2.08 hereof (the "Cash Component"), and (B) $4.6666 principal amount of a Parent Debenture (the "Debenture Component"). Pursuant to Section 2.04, Parent may elect to increase the Cash Component and decrease the Debenture Component as provided therein. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, except as otherwise provided in Section 2.08 hereof.

                          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or held in the treasury of the Company or any Company Subsidiary shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

                          (c) Conversion of Merger Sub Common Stock.  Each share
             of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

             SECTION 2.02. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of such section 262, except that all

Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.03, of the certificate or certificates that formerly evidenced such shares.

             (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

             SECTION 2.03. Exchange of Certificates. (a) Exchange Agent. Immediately after the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, (i) certificates evidencing the Parent Debentures issuable pursuant to Section 2.01(a) as of the Effective Time and (ii) cash, in an aggregate amount sufficient to pay the total cash payable to the holders of shares of Company Common Stock pursuant to Section 2.01(a) (such cash and certificates of Parent Debentures being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the Parent Debentures and cash contemplated to be issued or paid pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Sections 2.03(c) and (g) hereof, the Exchange Fund shall not be used for any other purpose.

             (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the
Effective Time represented outstanding shares of Company Common Stock (other than shares of Company Common Stock that have been cancelled pursuant to Section 2.01(b)) (the "Certificates"), and whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall be in customary form, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall have such other conditions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. Subject to Section 2.03(e), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid in accordance with this Article II to the transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. Except as otherwise provided in Section 2.08 hereof, no interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II on the Merger Consideration.

             (c) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock in respect of any Merger Consideration that is delivered to a public official pursuant to any abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to six months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b))), any such Merger Consideration, except to the extent permitted by applicable Law, will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

             (d) Withholding. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or any provision of any state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding were made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

             (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, without any interest thereon.

             (f) No Fractional Debentures. Parent Debentures issued upon the surrender for exchange of Certificates shall be issued only in principal amounts of $1,000 and integral multiples thereof. If the aggregate principal amount of Debenture Component due to a holder of a Certificate pursuant to Section 2.01(a) above is less than $1,000, then such holder shall receive cash in lieu of such Debenture Component. If the aggregate principal amount of Debenture Component due to a holder of a Certificate pursuant to Section 2.01(a) above exceeds $1,000, then,  with respect to that amount of Debenture  Component that exceeds
$1,000 or the nearest integral multiple thereof (the "Excess Debenture Component"), such holder shall receive cash in lieu of the Excess Debenture Component.

          (g) Investment of Exchange Fund. The Exchange Fund may be invested by the Exchange Agent, pursuant to instructions from Parent and on behalf of the stockholders of the Company, in securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have, or are members of a group of commercial banks that has, consolidated total assets of not less than $500,000,000. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, as Parent directs.

          (h) No Further Rights in Company Common Stock. All Parent Debentures issued or cash paid upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock.

          SECTION 2.04. Election to Increase the Cash Component. Notwithstanding anything to the contrary herein, Parent may in its sole discretion, on any date prior to the effectiveness of the Registration Statement (as defined herein) with the Securities and Exchange Commission (the "SEC"), elect to increase the Cash Component up to $14 and decrease the Debenture Component correspondingly. The Parent shall evidence any such election by delivering a written notice to the Company stating the Cash Component and Debenture Component.

          SECTION 2.05. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided in this Agreement or by Law.

          SECTION 2.06. Company Stock Options. Prior to the Effective Time, all outstanding stock options (the "Company Stock Options") issued under the Company's Amended and Restated Stock Option Plan (the "Company Stock Option Plan") shall become vested (i.e., such Company Stock Options shall become fully exercisable as to all shares of Company Common Stock covered thereby and as to which such Company Stock Options have not been previously exercised) and, immediately prior to the Effective Time, for each Company Stock Option, the holder of each such Company Stock Option (an "Optionee") shall be entitled to receive, in settlement and cancellation thereof, an amount of cash equal to the product of (A) the difference between the Merger Consideration and the exercise price per share of Company Common Stock provided in each Company Stock Option, and (B) the number of shares of Company Common Stock covered by such Company Stock Option, which payment shall be made to each Optionee immediately prior to the Effective Time by the Company. As of the

Effective Time, the Company shall cause the Company Stock Option Plan and each outstanding Company Stock Option to terminate.

          SECTION 2.07. Company Restricted Stock. (a) Immediately prior to the Merger, each holder (a "Performance Stock Holder") of shares of Company Common Stock granted pursuant to the Stock Performance Plan (as defined herein) prior to the date hereof (each a "Performance Stock Share"), which Performance Stock Share is (i) outstanding immediately prior to the Effective Time and (ii) either
(x) has vested pursuant to, and in accordance with, the terms of the Performance Stock Plan or (y) will as a result of the Merger become vested pursuant to, and in accordance with, the Performance Stock Plan, shall be cancelled and such Performance Stock Holder shall be entitled to a right (a "Vested Share Right") to receive in full payment therefor and settlement thereof an amount of cash equal to $14 per Performance Stock Share without interest thereon (the "Vested Share Consideration") less applicable withholding taxes. The Board of Directors of the Company (the "Board") shall cause the Performance Stock Plan to terminate as of the Effective Time and each Performance Stock Share outstanding at the Effective Time shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Performance Stock Shares shall cease to have any rights with respect thereto except as set forth in this
Section 2.07.

          (b) The aggregate amount of the Vested Share Consideration that could become payable pursuant to Section 2.07(a), which the parties agree is currently equal to $2,668,070, subject to adjustment in accordance with the terms hereof (the "Escrow Fund"), shall be paid by the Parent to a mutually agreeable escrow agent (the "Escrow Agent") as soon as practicable after the Effective Time pursuant to an escrow agreement mutually agreeable to the Parent, the Company and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement shall provide that the entire Escrow Fund shall be paid promptly after the first anniversary of the Effective Time, and, except as provided below, not before that time, to the One-Year Qualified Holders (as defined below). Payment of the Escrow Fund to the One-Year Qualified Holders shall be made pro rata to each such holder according to the number of his or her Performance Stock Shares that were cancelled pursuant to Section 2.07(a) above.

          (c) A "One-Year Qualified Holder" shall mean any Performance Stock Holder (i) who continues to be employed by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries on the first anniversary of the Effective Time or (ii) whose employment with the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries was terminated on or prior to the first anniversary of the Effective Time only by reason of one of the following: (x) by such Performance Stock Holder's death or disability (as defined in the Company's applicable medical or disability plan), (y) by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries without Cause (as defined below); or (z) by the Performance Stock Holder for Good Reason (as defined below). Upon any Performance Stock Holder's death after the Effective Time but on or before the first anniversary thereof, any such holder's heirs shall be entitled to receive as promptly as practicable all payments in respect of such Vested Share Right without waiting until the first anniversary of the Effective Time. Upon any Performance Stock Holder's termination from employment without Cause by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries, or termination by the Performance Stock Holder for Good Reason, after the Closing Date but on or before the first anniversary thereof, any such holder shall be entitled to receive as promptly as practicable all payments in respect of such Vested Share Right without waiting until the first anniversary of the Effective Time.

          (d) For purposes of Section 2.07(c):

          (x) "Cause" shall mean (i) a breach by the Performance Stock Holder of the provisions of his or her Employment Agreement, which breach shall not have been cured by the Performance Stock Holder within thirty (30) days following notice thereof by the employer, the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries to the Performance Stock Holder, (ii) the commission of gross negligence or bad faith by the Performance Stock Holder in the course of the Performance Stock Holder's employment, (iii) the commission by the Performance Stock Holder of a criminal act of fraud, theft or dishonesty causing damages to the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries or
     (iv) the Performance Stock Holder's conviction of (or plea of nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in financial harm to or adversely affects the goodwill of the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries; and

          (y) "Good Reason" shall mean:

                    (i) the assignment to the Performance Stock Holder of any duties substantially inconsistent with the position with the Company or its direct or indirect subsidiaries that the Performance Stock Holder held immediately prior to the Effective Time, or a significant adverse alteration in the nature or status of the Performance Stock Holder's responsibilities or the conditions of the Performance Stock
          Holder's employment from those in effect immediately prior to the Effective Time, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries, promptly after receipt of notice thereof given by the Performance Stock Holder;

                    (ii) a material reduction by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries in the Performance Stock Holder's annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting most key personnel of the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries and most key personnel of any person in control of the Parent;

                    (iii) any failure by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries, as applicable, to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Surviving Corporation or the

          Parent, as applicable, to assume expressly and agree to perform the provisions of any employment agreement to which the Performance Stock Holder is a party in the same manner and to the same extent that the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries would be required to perform if no such succession had taken place;

                    (iv) the relocation of the offices at which the Performance Stock Holder is principally employed immediately prior to the Effective Time hereunder to a location more than 35 miles from such location, or the imposition of any requirement by the Surviving Corporation, the Parent or any of their direct or indirect subsidiaries that the Performance Stock Holder be based anywhere other than the offices at which the Performance Stock Holder is principally employed immediately prior to the Effective Time, except for business related travel to an extent substantially consistent with the Performance Stock Holder's business travel obligations immediately prior to the Effective Time; or

                    (v) the failure by the Parent or the Surviving Corporation, as the case may be, to continue to provide the Performance Stock Holder with benefits substantially similar to those enjoyed by the Performance Stock Holder under any of the life insurance, medical, accident, disability or other employee benefit or compensation plans of the Company or any of the Company Subsidiaries in which the Performance Stock Holder was participating at the Effective Time or the failure by the Parent or the Surviving Corporation, as the case may be, to provide the Performance Stock Holder with the number of paid vacation days to which the Performance Stock Holder is entitled on the basis of years of service with the Company or any of its subsidiaries, as the case may be, in accordance with the normal vacation policies of the Company or any such subsidiary, as the case may be, in effect at the Effective Time, unless such failure or taking of action similarly affects most key personnel of the Parent and its subsidiaries.

          SECTION 2.08. Interest on Merger Consideration. If the Effective Time shall not have occurred on or before the 180th day (the "Interest Date") following the date on which the Company Proxy Statement (as defined herein) is filed with the SEC, then the Merger Consideration shall be adjusted by adjusting each of the Cash Component and the Debenture Component to reflect the accrual of interest at a rate of 8.5% per annum for the period beginning on the day immediately following the Interest Date and ending on the date of the Effective Time. Notwithstanding the previous sentence, no interest shall accrue and no adjustment to the Merger Consideration shall be made if the Company shall have failed in any material respect to comply with Section 6.06.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          As an inducement to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

          SECTION 3.01. Organization and Qualification; Subsidiaries. (a) Each of the Company and each operating subsidiary of the Company with total assets in excess of $50,000 on its balance sheet at September 30, 2000 (collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except where the failure to be so organized, existing or in good standing or to have such power, authority, and governmental approvals would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.04). The Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) Section 3.01(b) of the disclosure schedule prepared by the Company and delivered by the Company to Parent prior to the execution of this Agreement and forming a part of this Agreement (the "Company Disclosure Schedule") sets forth a true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each Company Subsidiary, and separately identifies all subsidiaries of the Company that are not Company Subsidiaries (collectively, the "Insignificant Subsidiaries"). Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (c) None of the Insignificant Subsidiaries has any liabilities or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for such liabilities and obligations as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary.

          SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of the Company and each Company Subsidiary. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its

Certificate of Incorporation or By-Laws. True and complete copies of all minute books of the Company have been made available by the Company to Parent.

          SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of Company Common Stock and (b) 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"). As of the date hereof, (a) 8,481,471 shares of Company Common Stock and (b) no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable. 4,481 shares of Company Common Stock and no shares of Company Preferred Stock, are held in the treasury of the Company or by any Company Subsidiary and 1,350,000 shares of Company Common Stock have been duly reserved for future issuance pursuant to the Company Stock Option Plan. There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except for the Company Stock Options granted pursuant to the Company Stock Option Plans or pursuant to agreements or arrangements described in Section 3.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party relating to the issued or unissued stock of the Company or any Company Subsidiary or conditionally or absolutely obligating the Company or any Company Subsidiary to issue or sell any shares of stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.03(a) of the Company Disclosure Schedule sets forth all Company Stock Options, including the relevant vesting times and exercise periods. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding obligations (whether conditional or absolute) of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares or other equity interests of Company Common Stock or any shares or other equity interests of any Company Subsidiary. Each outstanding share of stock or other equity interest of each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          (b)  Restricted  Stock.  Section  3.03(b)  of the  Company  Disclosure
Schedule sets forth a true and complete list of each holder of Restricted Shares, and identifies how many Restricted Shares of each such holder (i) are vested as of the date hereof and (ii) may be vested, whether by reason of the Merger (assuming only for purposes of this Section 3.03(b) that the Effective Time is at December 31, 2001) or otherwise at December 31, 2001.

          SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of holders of a majority of the Company Common Stock (the "Company Stockholders' Approval") entitled to vote on the matter (the "Company Stockholders' Vote"), and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board has approved this Agreement, the Merger and the other transactions contemplated herein and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger.

          SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) conflict with or violate any federal, national, state, provincial, municipal or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Insurance Companies.

          (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority (a "Governmental Entity"), except (i) for (A) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the requirements of other applicable competition laws, (B) the requisite approvals of insurance regulatory authorities (including, without limitation, the insurance regulatory authorities of Rhode Island), (C) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), state securities or "blue sky" laws (the "Blue Sky Laws") and state takeover laws, (D) the DGCL with respect to the filing of the Delaware Certificate of Merger and (E) the rules and regulations of the Nasdaq National Market (the "Nasdaq") (the foregoing clauses (i)(A) through (E) being referred to collectively as the "Required Consents") and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Insurance Companies.

          SECTION 3.06. Permits; Compliance. (a) Except as disclosed in Section 3.06(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") except where the failure to obtain any such Company Permits would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

          (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any (i) Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) Company Permits, except in each case for any such conflicts, defaults or violations that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998 and has heretofore delivered or made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 1, 1998 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since April 1, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "Company SEC Reports") and
(v) complete (i.e., unredacted) copies of each exhibit to the Company SEC Reports filed with the SEC. The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X adopted by the SEC) and each presented in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, individually or in the aggregate, a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2000 is hereinafter referred to as the "Company Balance Sheet".

          (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications that have not been filed with the SEC to all agreements, documents or other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          SECTION 3.08. Undisclosed Liabilities. Except for those liabilities that are disclosed in Section 3.08 of the Company Disclosure Schedule or are fully reflected or reserved against on the Company Balance Sheet, neither the Company nor any Company Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Company Balance Sheet in the ordinary course of business, that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Sections 3.07, 3.11, 3.13, and 3.16, the provisions of such Sections and not this Section 3.08 shall apply.

          SECTION 3.09. Absence of Certain Changes or Events. From September 30, 2000 through the date hereof, except as set forth in Section 3.09 of the Company Disclosure Schedule, (a) each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and (b) there has not been any circumstance, event, occurrence, change or effect that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          SECTION 3.10. Absence of Litigation. Except as specifically disclosed in Section 3.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or against any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign which the Company reasonably believes, individually or in the aggregate, could result in liability of the Company or any Company Subsidiary in amounts in excess of $50,000. Except as specifically disclosed in Section 3.10 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect.

          SECTION  3.11.  Employee  Benefit  Matters.  (a)  Plans  and  Material
Documents. Section 3.11 (a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, consulting, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under section 4069 of ERISA in the event such plan has been or were to be  terminated,
(iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"). Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, each Company Benefit Plan is in writing and the Company has made available to Parent a true and complete copy of each Company Benefit Plan and a true and complete copy of each material document, if any, prepared in connection with each such Company Benefit Plan, including, without limitation, a copy of
(i) each trust or other funding arrangement currently in effect, (ii) the current summary plan description and any subsequent summary of material modifications, (iii) the most recently filed Internal Revenue Service (the "IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Company Benefit Plan and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) Absence of Certain Types of Plans. Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, none of the Company Benefit Plans is a multiemployer plan (within the meaning of section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, none of the Company Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary. Each of the Company Benefit Plans is subject only to the Laws of the United States or a political subdivision thereof.

          (c) Compliance. Except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, to the knowledge of the Company, each Company Benefit Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable laws and regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code, except for such non-compliance as would not result in a Material Adverse Effect or has not or would not be reasonably likely to result in a significant expense to the Company. The Company and all Company Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or in material violation of, and have no knowledge of any such default or violation by any other party with respect to, any Company Benefit Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably give rise to any such action, claim or proceeding.

          (d) Qualification of Certain Plans. Each Company Benefit Plan that is intended to be qualified under section 401(a) of the Code or section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Company Benefit Plan, and no fact or event has occurred since the date of such determination letter or letters from the IRS that is likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

          (e) Absence of Certain Liabilities. To the knowledge of the Company, there has not been any nonexempt prohibited transaction (within the meaning of Section 406 and 408 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan. Neither the Company nor any Company Subsidiary has incurred any liability that has not been satisfied under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, (ii) the withdrawal from any Multiemployer Plan within the five-year period immediately preceding the date of this Agreement or (iii) the withdrawal from any Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

          (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates. All such contributions have been fully deductible for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

          (g) Severance Payments. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event,
(i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee, officer or director or (iii) constitute a "change of control" under any Company Benefit Plan.

          (h) There is no Company Benefit Plan that is not subject to United States law.

          SECTION 3.12. Material Contracts.  (a) Subsections (i) through (xi) of
Section 3.12(a) of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in Section 3.12(a) of the Company Disclosure Schedule being the "Company Material Contracts"):

          (i) each contract and agreement which (A) has or is likely to involve consideration of more than $100,000, in the aggregate, during one or more of the calendar years ending December 31, 2000 or 2001 or (B) is likely to involve consideration of more than $100,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 90 days' notice;

          (ii) all management contracts (excluding contracts for employment) and contracts with other consultants which have or are likely to involve consideration of more than $100,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

          (iii)  all  contracts  and  agreements  evidencing   indebtedness  for
     borrowed money;

          (iv) all contracts and agreements with any Governmental Entity to which the Company or any Company Subsidiary is a party;

          (v) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vi) other than those entered into in the ordinary course of business, all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

          (vii) all contracts, agreements, commitments and instruments relating to any obligation to engage in a merger, consolidation, business combination, share exchange or business acquisition, or for the purchase or sale of any assets of the Company or any of the Company Subsidiaries other than in the ordinary course of business;

          (viii) other than those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $100,000 or which in the aggregate would reasonably be expected to exceed $100,000;

          (ix) all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $100,000;

          (x) all contracts, agreements, commitments and instruments that obligate the Company or any Company Subsidiary to issue or sell any capital stock; and

          (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary or the conduct of their respective businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default, (ii) to the Company's knowledge, no other party is in breach or violation of, or default (where applicable) under, any Company Material Contract; (iii) no Company or Company Subsidiary is in receipt of any claim of default (where applicable) under any such agreement and (iv) neither the execution of this Agreement nor the consummation of the Merger or any other transaction contemplated herein shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of the Company's rights under any Company Material Contract. The Company has furnished or made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

          SECTION 3.13.  Environmental  Matters . Except as described in Section
3.13 of the Company Disclosure Schedule and as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and the Company Subsidiaries have not violated and are not in violation of any Environmental Law (as defined below); (b) none of the properties currently or formerly owned, leased or operated by the Company and the Company Subsidiaries (including, without limitation, soils and surface and ground waters) are or were contaminated with any Hazardous Substance (as defined below); (c) neither the Company nor the Company Subsidiaries are liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries are not liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (f) the Company and the Company Subsidiaries are in compliance with their Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the Connecticut Transfer Act.

          "Environmental Law" means any applicable federal, state, local or foreign law relating to (A) releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources.

          "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource

Conservation  and  Recovery  Act,  the  Comprehensive   Environmental  Response,
Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law.

          SECTION 3.14. Title to Properties;  Absence of Liens and Encumbrances.
(a) Section 3.14(a)(i) of the Company Disclosure Schedule lists the real property interests owned by the Company and the Company Subsidiaries. Section 3.14(a)(ii) of the Company Disclosure Schedule lists all real property leases to which the Company or any Company Subsidiary is a party, and each amendment thereto. Other than the owned real property identified in Section 3.14(a)(i) of the Company Disclosure Schedule and leaseholds created under the real property leases identified in Section 3.14(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no ownership or leasehold interest in any real property.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens"), except for Liens in respect of obligations not yet due, which are owed in respect of taxes or which otherwise are owed to landlords, carriers, warehousepersons or laborers, except for such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present or contemplated use, of the property subject thereto or affected thereby.

          SECTION 3.15. Intellectual Property. (a) The Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all material Intellectual Property (as defined below) used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted.

          (b) To the knowledge of the Company, no current or prior use of any Intellectual Property by the Company or any of the Company Subsidiaries or current or prior product sold, imported or offered for sale by the Company and the Company Subsidiaries infringes on or otherwise violates the rights of any person and such use, sale, importation and offer to sell is and has been in accordance with all applicable licenses pursuant to which the Company or any of the Company Subsidiaries acquired the right to use such Intellectual Property other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (c) To the knowledge of the Company, no Intellectual Property owned or licensed by the Company or the Company Subsidiaries is being used or enforced in a matter that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (d) To the knowledge of the Company, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Company's and the Company Subsidiaries' Intellectual Property.

          "Intellectual Property" means all trademarks, trademark rights, trade name, trade name rights, trade dress and other indications of origin, brand names, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information;
inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, patent rights and trade secrets; proprietary writings and other works, whether copyrightable or not, in any jurisdiction; and any similar intellectual property or proprietary rights.

          SECTION 3.16. Taxes. The Company and the Company Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and
(b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening to assert in writing against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. Neither the Company nor any Company Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due. Neither the Company nor any of the Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect.

          SECTION 3.17. Board Approval; Vote Required. (a) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way on or prior to the date hereof (the "Company Board Approval"), has duly (i) approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable and (ii) recommended that the stockholders of the Company approve the Merger and this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as hereinafter defined).

          (b) The Company Stockholders' Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

          SECTION 3.18. Employment Agreements and other Affiliate Transactions. Except as disclosed in Section 3.18 of the Company Disclosure Schedule and except for the ownership of shares of Company Common Stock and Company Options pursuant to the Company Benefit Plans, there are no material contracts, commitments, agreements, arrangements or other transactions between the Company or any of the Company Subsidiaries, on the one hand, and any (i) officer or director of the Company or, (ii) officer or director of any of the Company Subsidiaries pursuant to which the Company or any Company Subsidiary is obligated to make payments totaling more then $100,000, (iii) record or beneficial owner of five percent or more of the voting securities of the Company or (iv) person or entity known to the Company that directly or indirectly controls, is controlled by, or is under common control with any such officer, director or beneficial owner, on the other hand.

          SECTION 3.19. Insurance. Section 3.19 of the Company Disclosure Schedule contains a true, correct and complete list of all policies of insurance to which each of the Company and the Company Subsidiaries are a party or are a beneficiary or named insured. The Company has provided or made available to Parent true, correct and complete copies of all policies of insurance to which each of the Company and the Company Subsidiaries are a party or are a beneficiary or named insured that Parent has requested from the Company or its representatives. The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance).

          SECTION 3.20. State Takeover Statutes. (a) Except for Section 203 of the DGCL, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of the Company's being a party to the Merger or this Agreement or the transactions contemplated hereby or thereby. Neither the Company nor any of the Company
Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

          (b) Prior to the time this Agreement was executed, the Board has taken all action necessary, if any, to exempt under or make not subject to Section 203 of the DGCL (i) the execution of this Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby.

          SECTION 3.21. Labor Matters. (a) Except as set forth in Section 3.21 of the Company Disclosure Schedule, to the knowledge of the Company and the Company Subsidiaries (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would, individually or in the aggregate, have a Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract which have resulted, or are reasonably likely to result, in, individually or in the aggregate, a Material Adverse Effect; (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

          (b) Except as set forth in Section 3.21(b) of the Company Disclosure Schedule, to the knowledge of the Company and the Company Subsidiaries, the Company and the Company Subsidiaries are in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing except for any non-compliance that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim against the Company or any Company Subsidiary with respect to payment of wages, salary or overtime pay that has been asserted or, to the Company's knowledge, is now pending or threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any Company Subsidiary except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or, to the Company's knowledge, is now pending or threatened with respect to the Company or any Company Subsidiary. To the Company's knowledge, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Company Subsidiary have employed or employ any person.

          SECTION 3.22. Brokers. No broker, finder or investment banker (other than ZS Fund L.P. ("ZS") and Fox-Pitt, Kelton Inc. ("Fox-Pitt")) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available upon request to Parent complete and correct copies of all agreements between the Company, ZS and Fox-Pitt pursuant to which such firms would be entitled to any payment relating to the Merger or any other transactions, which payments to ZS and Fox-Pitt will not exceed $950,000 in the aggregate.

          SECTION  3.23.  Title to  Insurance  Business.  Except as set forth in
Section 3.23 of the Company Disclosure Schedule, to the knowledge of the Company, no employee or producer of the Company or any of its subsidiaries, nor any other person, has any agreement by which they have a claim, right, title or interest in or to the book of insurance business serviced by the Company or any Company Subsidiary.

          SECTION 3.24. Absence of Restrictions on Conduct of Business. Other than ordinary course regulatory restrictions, no oral or written contract, license or permit restricts the ability of the Company or any Company Subsidiary to own, possess or use its assets or conduct its business or operations in any geographic area or restricts in any way the full participation of any employees, producers or agents of the Company or any Company Subsidiary in the operation of such business.

          SECTION 3.25. Computer Systems. Other than in respect of ordinary course maintenance and repairs, the Computer Systems of the Company and each Company Subsidiary are operational except where a failure to be so operational would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.26. Insurance Companies. Listed in Section 3.26 of the Company Disclosure Schedule are the names and addresses of the ten most significant insurance companies (each a "Significant Insurer") to the business of the Company and the Company Subsidiaries as a whole, as determined by the aggregate amount of premium received by the Company and the Company Subsidiaries from such insurance company during the fiscal year ended September 1, 2000.

          SECTION 3.27. No Downgrading of Rating. As of the date hereof, and except for any downgrading which may occur solely as a result of the Merger or the Related Party Transactions, there has not occurred any downgrading, nor has the Company become aware of any pending or threatened downgrading, of the Company's or any of the Company Subsidiaries' rating by A.M. Best.

          SECTION 3.28. Fairness Opinion. The Company has received a written opinion from Fox-Pitt stating that the Merger Consideration is fair to the stockholders of the Company from a financial point of view and has delivered a copy of such written opinion to Parent.

          SECTION 3.29. Insurance Company Organization and Qualification; Subsidiaries. (a) Each of Old Lyme Insurance Company of Rhode Island, Inc. ("Rhode Island Co.") and Old Lyme Insurance Company Ltd. ("Bermuda Co.", and together with Rhode Island Co., the "Insurance Companies") and each subsidiary of the Insurance Companies (collectively, the "Insurance Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Insurance Companies and each of the Insurance Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.04).

          (b) Section 3.29(b) of the Company Disclosure Schedule sets forth a true and complete list of all the Insurance Company Subsidiaries, together with the jurisdiction of incorporation of each Insurance Company Subsidiary and the percentage of the outstanding capital stock of each Insurance Company Subsidiary owned by the Insurance Company and each Insurance Company Subsidiary, and separately identifies all subsidiaries of each of the Insurance Companies that are not Insurance Company Subsidiaries (collectively, the "Insignificant Insurance Subsidiaries") . Except as set forth in Section 3.29(b) of the Company Disclosure Schedule, neither the Insurance Company nor any Insurance Company
Subsidiary   directly  or  indirectly  owns,  or  has  outstanding   contractual
obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (c) Each of the Insurance Companies and each of the Insurance Company Subsidiaries is licensed as an authorized insurer in each jurisdiction in which it presently writes insurance for the type of insurance it presently writes in such jurisdictions and meets in all material respects all statutory and regulatory requirements of all Governmental Entities (as hereinafter defined) which have jurisdiction over it to be an authorized insurer. Section 3.29(c) of the Company Disclosure Schedule sets forth each state in which each of the Insurance Companies and each of the Insurance Company Subsidiaries is an admitted or non-admitted insurer; and for each state in which it is nonadmitted, whether it has been approved or not disapproved.

          (d) None of the Insignificant Insurance Subsidiaries have any liabilities, except for such liabilities as would not prevent or materially delay consummation of the Merger and would not, individually or in the aggregate, have a Material Adverse Effect on the Insurance Companies or any Insurance Company Subsidiaries.

          SECTION 3.30. Insurance Company Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended to date, of each of the Insurance Companies and each Insurance Company Subsidiary. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither the Insurance Companies nor any Insurance Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws. True and complete copies of all minute books of each of the Insurance Companies have been made available by the Company to Parent.

          SECTION 3.31. Insurance Company Capitalization. (a) The authorized capital stock of Rhode Island Co. consists of (a) 10,000,000 shares of common stock, par value $14.50 per share ("Rhode Island Co. Common Stock") and (b) 100,000 shares of preferred stock, par value $1.00 per share ("Rhode Island Co. Preferred Stock"). As of the date hereof, 200,000 shares of Rhode Island Co. Common Stock were issued and outstanding and 100,000 shares of Rhode Island Co. Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Rhode Island Co. Common Stock are validly issued, fully paid and nonassessable and are held by the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Rhode Island Co.'s voting rights, charges and other encumbrances of any nature whatsoever.

          (b) The authorized capital stock of Bermuda Co. consists of 100,000 shares of common stock, par value $1.20 per share ("Bermuda Co. Common Stock"). As of the date hereof, 100,000 shares of Bermuda Co. Common Stock were issued and outstanding. All of the issued and outstanding shares of Bermuda Co. Common Stock are validly issued, fully paid and nonassessable and are held by the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Bermuda's voting rights, charges and other encumbrances of any nature whatsoever.

          (c) There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of either Insurance Company having the right to vote on any matters on which stockholders of such Insurance Company may vote. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of either of the Insurance Companies or any Insurance Company Subsidiary or conditionally or absolutely obligating either of the Insurance Companies or any Insurance Company Subsidiary to issue or sell any shares of stock of, or other equity interests in, the Insurance Companies or any Insurance Company
Subsidiary. Neither of the Insurance Companies nor any Insurance Company Subsidiary have outstanding obligations (whether conditional or absolute) to repurchase, redeem or otherwise acquire any shares or other equity interests of Common Stock or any shares or other equity interests of any Insurance Company Subsidiary. Each outstanding share of stock or other equity interest of each Insurance Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by the Insurance Companies or another Insurance Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Insurance Company's or such other Insurance Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 3.32. Insurance Company Permits; Compliance. (a) Except as disclosed in Section 3.32(a) of the Company Disclosure Schedule, each of the Insurance Companies and the Insurance Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each of the Insurance Companies or any Insurance Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Insurance Company Permits") except where the failure to obtain any such Insurance Company Permits, would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Insurance Company Permits is pending or, to the knowledge of the Company, threatened.

          (b) Except as disclosed in Section 3.32(b) of the Company Disclosure Schedule, neither the Insurance Companies nor any Insurance Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Insurance Companies or any Insurance Company Subsidiary or by which any property or asset of the Insurance Companies or any Insurance Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Insurance Companies or any Insurance Company Subsidiary is a party or by which the Insurance Companies or any Insurance Company Subsidiary or any property or asset of the Insurance Companies or any Insurance Company Subsidiary is bound or affected or (iii) any Insurance Company Permits, except in each case for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.33. Insurance Company Financial Statements. True and complete copies of the audited statutory financial statements of each of the Insurance Companies as of December 31, 1999 and for the year ended December 31, 1999, together with all related notes and schedules thereto and (ii) the unaudited financial statements of the Insurance Companies as of September 30, 2000 and for the period then ended (the "Insurance Financial Statements") are attached as Section 3.33 of the Company Disclosure Schedule. The Insurance Financial Statements were prepared in conformity with the statutory accounting practices prescribed or permitted by the state or nation of domicile for each the Insurance Companies applied on a consistent basis throughout the periods indicated, and each presents fairly, in all material respects, the financial position of the Insurance Company to which it relates as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. The balance sheets of each of Rhode Island Co. and Bermuda Co. contained in the Insurance Financial Statements as of September 30, 2000 are hereinafter referred to as the "Insurance Company Balance Sheets".

          SECTION 3.34. Undisclosed Liabilities of the Insurance Companies. Except for those liabilities that are disclosed in Section 3.34 of the Company Disclosure Schedule or are fully reflected or reserved against on the Insurance Company Balance Sheets, neither the Insurance Companies nor any Insurance Company Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Insurance Company Balance Sheets in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Section 3.38, the provisions of such Section and not this
Section 3.34 shall apply.

          SECTION 3.35. Absence of Certain Changes or Events With Respect to the Insurance Companies. From September 30, 2000 through the date hereof, except as set forth in Section 3.35 of the Company Disclosure Schedule, (a) each of the Insurance Companies and each of the Insurance Company Subsidiaries has conducted its business only in the ordinary course, (b) since such date, there has not been any circumstance, event, occurrence, change or effect that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (c) neither the Insurance Companies nor any Insurance Company Subsidiary has taken or permitted any action that if taken or permitted after the date hereof would constitute a breach of any of the covenants set forth in Section 5.01.

          SECTION 3.36. Absence of Insurance Company Litigation. Except as specifically disclosed in Section 3.36 of the Company Disclosure Schedule and except for claims under policies in the ordinary course, there is no Action pending against the Insurance Companies or any Insurance Company Subsidiary, or against any property or asset of the Insurance Companies or any Insurance Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign which the Company reasonably believes, individually or in the aggregate, would be reasonably likely to result in liability of any Insurance Company or any Insurance Company Subsidiary in amounts in excess of $50,000. Except as specifically disclosed in Section 3.36 of the Company Disclosure Schedule, neither the Insurance Companies nor any Insurance Company Subsidiary nor any property or asset of the Insurance Company or any Insurance Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.37.  Insurance Company Material  Contracts.  (a) Subsections
(i) through (x) of Section 3.37 of the Company Disclosure Schedule contain a list of the following types of contracts and agreements to which either of the Insurance Companies or any Insurance Company Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in
Section 3.37 of the Company Disclosure Schedule being the "Insurance Company Material Contracts"):

          (i) each contract and agreement which (A) has or is likely to involve consideration of more than $50,000, in the aggregate, during one or more of the calendar years ending December 31, 2000 or 2001 or (B) is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by either of the Insurance Companies or any Insurance Company Subsidiary without penalty or further payment and without more than 90 days' notice;

          (ii) all management contracts (excluding contracts for employment) and contracts with other consultants which has or is likely to involve consideration of more than $50,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of each of the Insurance Companies or any Insurance Company Subsidiary or income or revenues related to any product of either of the Insurance Companies or any Insurance Company Subsidiary to which either of the Insurance Companies or any Insurance Company Subsidiary is a party;

          (iii)  all  contracts  and  agreements  evidencing   indebtedness  for
     borrowed money;

          (iv) all contracts and agreements with any Governmental Entity to which either of the Insurance Companies or any Insurance Company Subsidiary is a party;

          (v) all contracts and agreements that limit, or purport to limit, the ability of either of the Insurance Companies or any Insurance Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vi) other than in those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that obligate either of the Insurance Companies or any Insurance Company Subsidiary to make any payments or issue or pay in excess of $50,000 to any employee or consultant or make any payments or issue or pay anything of value to any affiliate, director or officer;

          (vii) all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $50,000 or which in the aggregate would reasonably be expected to exceed $50,000;

          (viii) other than in those entered into in the ordinary course of business, all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $50,000;

          (ix) all contracts, agreements, commitments and instruments that obligate either of the Insurance Companies or any Insurance Company Subsidiary to issue or sell any capital stock; and

          (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to either of the Insurance Companies or any Insurance Company Subsidiary or the conduct of their respective businesses, or the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

          (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Insurance Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Insurance Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default, (ii) to the Company's knowledge, no other party is in breach or violation of, or default (where applicable) under, any Insurance Company Material Contract; (iii) neither of the Insurance Companies nor any Insurance Company Subsidiary is in receipt of any claim of default (where applicable) under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of the Merger or any other transaction contemplated herein shall constitute default, give rise to cancellation rights, or otherwise adversely affect any of either of the Insurance Company's rights under any Insurance Company Material Contract. The Company has furnished or made available to Parent true and complete copies of all Insurance Company Material Contracts, including any amendments thereto.

          SECTION 3.38. Insurance Company Taxes. The Insurance Companies and the Insurance Company Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes due and required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and (b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening to assert in writing against the Insurance Companies or any Insurance Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Insurance Companies nor any Insurance Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with U.S. GAAP. Neither the Insurance Company nor any Insurance Company Subsidiary has made an election under Section 341(f) of the Code. There are no Tax liens upon any property or assets of the Insurance Companies or any of the Insurance Company Subsidiaries except liens for current Taxes not yet due. Neither the Insurance Companies nor any of the Insurance Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Insurance Companies or any of the Insurance Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect.

          SECTION 3.39. Absence of Restrictions on Conduct of Insurance Company Business. Other than ordinary course regulatory restrictions, no oral or written contract, license or permit restricts the ability of the Insurance Companies or any Insurance Company Subsidiary to own, possess or use its assets or conduct its business or operations in any geographic area or restricts in any way the full participation of any employees, producers or agents of the Insurance Companies or any Insurance Company Subsidiary in the operation of such business.

          SECTION 3.40. Insurance Company Computer Systems. Other than in respect of ordinary course maintenance and repairs, the Computer Systems of each of the Insurance Companies and each Insurance Company Subsidiary are operational, except where a failure to be so operational would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.41. No Downgrading of Rating of Insurance Companies. As of the date hereof, and except for any downgrading which may occur solely as a result of the Merger or the Related Party Transactions, there has not occurred any downgrading, nor has the Company become aware of any pending or overtly threatened downgrading, of either of the Insurance Company's or any of the Insurance Company Subsidiaries' rating by A.M. Best.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 4.01. Organization and Qualification; Subsidiaries. Parent is a corporation duly organized and validly existing under the laws of Ontario. Merger Sub is a corporation duly organized under the laws of the State of Delaware, and each of Parent and Merger Sub has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

          SECTION 4.02. Articles of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Articles of Incorporation and By-Laws, each as amended to date, of Parent and the Certificate of Incorporation and By-Laws of Merger Sub. Such respective organizational documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its respective organizational documents.

          SECTION 4.03. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, if required, the approval and adoption of the Related Party Transactions (as defined herein) by the requisite vote of approval of the shareholders of Parent (the "Parent Shareholders' Approval") entitled to vote on the matter and the filing of the Certificate of Merger with the Secretary of State of the State of

Delaware as required by the DGCL). The board of directors of Parent, by resolutions duly adopted by vote at a meeting duly called and held and not subsequently rescinded or modified in any way on or prior to the date hereof, has duly approved this Agreement and the Merger, and determined that the execution, delivery and performance of this Agreement is advisable. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          SECTION 4.04. Capitalization. (a) The authorized capital stock of Parent consists of (a) an unlimited number of common shares of Parent (the "Parent Common Shares") and (b) an unlimited number of preference shares of Parent (the "Parent Preferred Shares"). As of the date hereof, (a) 18,585,654 Parent Common Shares and (b) no Parent Preferred Shares were issued and outstanding. All of the issued and outstanding Parent Common Shares are validly issued, fully paid and nonassessable. No Parent Common Shares or Parent Preferred Shares are held in the treasury of Parent or by any subsidiary of Parent (the "Parent Subsidiaries"). There are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of Parent having the right to vote on any matters on which shareholders of Parent may vote. Except for the agreements or arrangements described in Section 4.04 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of Parent or conditionally or absolutely obligating Parent or any Subsidiary to issue or sell any shares of stock of, or other equity interests in, Parent. Section 4.04 of Parent Disclosure Schedule sets forth details regarding the Parent Executive Share Purchase Plan, including the relevant vesting times. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding obligations (whether conditional or absolute) of Parent to repurchase, redeem or otherwise acquire any shares or other equity interests of Parent Common Shares. Each outstanding share of stock or other equity interest of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share or other equity interest owned by Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses
(ii) and (iii) of this Section 4.05(a), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the consummation of the transactions contemplated by, or otherwise prevent Parent and Merger Sub from performing their material obligations under, this Agreement.

          (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (A) the pre-merger notification requirements of the HSR Act and the requirements of other applicable competition laws, (B) the requisite approvals of insurance regulatory authorities (including, without limitation, the insurance regulatory authorities of Rhode Island), (C) applicable requirements, if any, of the Exchange Act, the Securities Act or Blue Sky Laws and state takeover laws, (D) the DGCL with respect to the filing of the Delaware Certificate of Merger, (E) all filings, consents, approvals and authorizations to be made with or received from the Toronto Stock Exchange (the "TSE") and the Ontario Securities Commission (the "OSC") in connection with the Related Party Transactions, (F) the approval of the TSE in connection with the issuance of the Parent Debentures and the underlying Parent Common Shares and (G) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the consummation of the transactions contemplated by, or otherwise prevent Parent and Merger Sub from performing their material obligations under, this Agreement.

          (c) As used in this Agreement, "Related Party Transactions" means the issuance and sale by Parent of certain convertible debentures to Fairfax Financial Holdings Limited and the Parent Debentures and the Company Common Stock underlying such securities and the sale of the capital stock of the Insurance Companies by the Surviving Corporation to a subsidiary of Fairfax Financial Holdings Limited.

          SECTION 4.06. Permits; Compliance. (a) Except as disclosed in Section 4.06(a) of the Parent Disclosure Schedule, each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits") except where the failure to obtain any such Parent Permits, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened.

          (b) Except as disclosed in Section 4.06(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any any Parent Subsidiary is a party or by which Parent or Parent Subsidiary or any property or asset of Parent or any Parent Subsidiary is bound or affected or
(iii) any Parent Permits, except in each case for any such conflicts, defaults or violations that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.07. Filings; Financial Statements. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the TSE and the OSC since December 31, 1998 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Parent Reports"). As of the respective dates they were filed, (i) the Parent Reports complied in all material respects with the requirements of the TSE and the OSC, as the case may be and (ii) none of the Parent Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Canadian GAAP) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate).

          (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications (which have not yet been filed with the TSE or the OSC but which are required to be filed) to agreements, documents or other instruments which previously had been filed by Parent with the TSE or the OSC.

          (d) Both before and after giving effect to the direct and indirect liabilities and obligations of the Parent arising under this Agreement, whether absolute or contingent, the Parent: (i) is solvent (i.e., the aggregate fair value of its assets exceeds the sum of its liabilities); (ii) has adequate working capital; and (iii) is able to pay its debts as they mature.

          SECTION 4.08. Undisclosed Liabilities. Except for those liabilities that are disclosed in Section 4.08 of the Parent Disclosure Schedule or are fully reflected or reserved against on the balance sheet of Parent contained in the Parent Reports as of September 30, 2000 (the "Parent Balance Sheet"), neither Parent nor any Parent Subsidiary has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Parent Balance Sheet in the ordinary course of business, that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Parent from performing its obligations under this Agreement and that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to liabilities or obligations concerning the matters addressed in Sections 4.07 and 4.09, the provisions of such Sections and not this Section 4.08 shall apply.

          SECTION 4.09. Taxes. Parent and the Parent Subsidiaries have filed all United States federal, state, local and non-United States Tax returns and reports due and required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than (a) such Taxes, returns or reports as are being contested in good faith by appropriate proceedings and (b) such Taxes, returns or reports or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect. No United States (federal, state or local) or non-United States taxing authority or agency is asserting in writing or threatening in writing to assert against Parent or any Parent
Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither Parent nor any Parent Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Parent Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with Canadian GAAP. Parent and the Parent Subsidiaries have withheld from all payments made by them, or otherwise collected, and have remitted all amounts in respect of Taxes required to be withheld, collected or remitted by them to the applicable governmental authorities within the required time periods, except where the failure to so withhold or remit such amounts would not result in a Material Adverse Effect. There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due.

          SECTION 4.10. Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          SECTION 4.11. Financing. Parent has financing arrangements that will provide sufficient funds to pay, or cause Merger Sub to pay, the aggregate Merger Consideration in connection with the Merger and consummate the Merger.

          SECTION 4.12. Brokers. Except as disclosed in Section 4.12 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Merger Sub.

          SECTION 4.13. Affiliate  Transactions.  Except as disclosed in Section
4.13 of the Parent Disclosure Schedule and except for the ownership of Parent Common Shares and Parent Share Options pursuant to the Parent Share Option Plans, there are no material contracts, commitments, agreements, arrangements or other transactions between Parent or any of Parent Subsidiaries, on the one hand, and any (i) officer or director of Parent or any of Parent Subsidiaries,
(ii) record or beneficial owner of five percent or more of the voting securities of Parent or (iii) person or entity known to Parent that directly or indirectly controls, is controlled by, or is under common control with any such officer, director or beneficial owner, on the other hand.

          SECTION 4.14. Authorization of Parent Convertible Debentures. The Parent Convertible Debentures have been duly authorized by Parent and, when executed, authenticated, issued and delivered in accordance with the indenture under which the Parent Debentures will be issued, will constitute legal, valid and binding obligations of Parent enforceable against Parent in accordance with their terms. The Parent Convertible Debentures will, when issued, be registered under the Securities Act and registered or exempt from registration under the applicable Blue Sky Laws.

          SECTION  4.15.  Indebtedness  of  Parent.  Section  4.15 of the Parent
Disclosure Schedule contains a true, correct and complete list of all of the Parent's indebtedness for borrowed money and Parent is not in default in any material respect of any of its obligations thereunder.

          SECTION 4.16. Additional Representations and Warranties of Parent. (a) Parent is a reporting issuer in good standing under the Securities Act (Ontario) and has been a reporting issuer for the last twelve months.

          (b) The issued and outstanding Parent Common Shares in the capital of Parent are listed and posted for trading on the TSE and Parent is not in material default of any of the policies or by-laws of the TSE.

          (c) No securities commission, stock exchange or similar regulatory authority has issued or is threatening to issue any order preventing or suspending trading in any securities of Parent, nor has Parent received a notice that any such order is pending.

          (d) The Parent Common Shares issuable upon conversion of the Parent Debentures have been, or will be prior to the Effective Time, duly reserved and authorized for issuance, and such Parent Common Shares, when issued and delivered upon due conversion of the Parent Debentures, will be fully paid and non-assessable shares in the capital of Parent listed and posted for trading on the TSE.

          (e) The issuance and delivery of the Parent Debentures to the holders of Company Common Stock and of the Parent Common Shares upon the conversion of the Parent Debentures is exempt from the prospectus and registration requirements of the Securities Act (Ontario), and no prospectus or other document must be filed with, proceeding taken against or approval, permit, consent or authorization to be obtained, from the Ontario Securities Commission under applicable securities laws, rules, regulations, notices and policies in Ontario.

          (f) Neither the Parent Debentures nor the Parent Common Shares issuable upon the conversion of the Parent Debentures will be subject to a "hold period" under applicable securities laws, rules, regulations, notices and policies in Ontario, provided that:

          (i) at the time of the first trade of such security, the Parent is a reporting issuer in Ontario and has been a reporting issuer in Ontario for at least 12 months;

          (ii) in the case of a person or company in a special relationship with Parent, the person or company effecting the first trade of such security has reasonable grounds to believe Parent is not in default under the Securities Act (Ontario) and the regulations made thereunder;

          (iii) disclosure to the OSC has been made of the issuance of the Parent Debentures and the Parent Common Shares issuable upon the conversion of the Parent Debentures;

          (iv) no unusual effort is made to prepare the market or to create a demand for the securities and no extraordinary commission or consideration is paid for the trade; and

          (v) the trade is not a "control block distribution".

                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

          SECTION 5.01. Conduct of Business by the Company Pending the Merger. Except as contemplated by this Agreement, the Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, maintain their rights and keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, licensors, licensees and other persons with which the Company or any Company Subsidiary has significant business relations and where the loss of any such relationship would, either individually or in the aggregate, have a Material Adverse Effect.

          By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of
Parent:

          (a) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

          (b) transfer, issue, sell, pledge, lease, license, dispose, grant, encumber, or authorize for transfer, issuance, sale, pledge, lease, license, disposition, grant or encumbrance (i) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) any assets of the Company or any Company Subsidiary except in the ordinary course of business ;

          (c) authorize, declare, set aside, make or pay any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock, except for regular quarterly dividends on Company Common Stock declared and paid in cash at times consistent with past practice in an aggregate amount not in excess of $0.025 per share of Company Common Stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any interest in any corporation, partnership, other business organization or any division thereof or all or substantially all of the assets of any such entity, except for ordinary course organizations affiliated to a purchasing group of the Company or any Company Subsidiary;

          (f) incur any material indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans, advances or capital contributions to any person or grant any security interest in any of its assets except in the ordinary course of business if the same would not be reasonably likely to have a Material Adverse Effect;

          (g) enter into any lease for the principal location of the Company in New York City;

          (h) authorize, or make any commitment with respect to, any capital expenditures that are, in the aggregate, in excess of $500,000 for the Company and its subsidiaries taken as a whole;

          (i) other than to facilitate the consummation of the transactions contemplated hereby, waive any stock repurchase or acceleration rights in any material respect, amend or change the terms of any options or restricted stock in any material respect, or reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any such plans (except to implement the amendments to the Performance Stock Plan previously authorized by the Board);

          (j) (i) increase the compensation payable or to become payable to its directors, officers or employees (except for increases in the ordinary course of business and consistent and with current budgets, as disclosed in
     Section 5.01(j) of the Company Disclosure Schedule, in salaries or wages of employees of the Company or any Company Subsidiary or directors or officers of the Company or any Company Subsidiary who are employed at will by the Company or such Company Subsidiaries), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (except in the ordinary course of business to any employee of the Company or any Company Subsidiary who are not directors or officers of the Company or any Company Subsidiary), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund or policy for the benefit of any director, officer or employee, (iii) take any affirmative action to accelerate the vesting of any stock-based compensation, or (iv) hire or retain any person other than as an employee at will if such person's aggregate annual or annualized compensation is expected to be in excess of $100,000;

          (k) take any action with respect to accounting principles or procedures, other than reasonable and usual actions in the ordinary course of business or required actions pursuant to a change in applicable statutory or generally accepted accounting principles;

          (l) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of more than $500,000 individually or in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business;

          (m) take any action that results in any of the conditions to the Merger set forth in Article VII not being satisfied, except any action as may be required by applicable Law; or

          (n) announce an intention to authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

          SECTION 5.02. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.01. Registration Statement; Company Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare the Company Proxy Statement and (ii) Parent and the Company shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the "Registration Statement") in which the Company Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Debentures to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of the Parent Debentures. Each party shall furnish all information concerning such party and its affiliates that the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Company Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement to its stockholders. Subject to
Section 6.04(b), the Company Proxy Statement shall include the Company Board Approval.

          (b) Parent and Merger Sub shall cooperate with the Company in the preparation of the Company Proxy Statement. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for amendment of the Company Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each party shall give the other party and its counsel the opportunity to review the Company Proxy Statement or Registration Statement, as applicable, including all amendments and supplements thereto, prior to their being filed with the SEC and shall give the other party and its counsel the opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Company Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Company Common Stock entitled to vote at the Company Stockholders' Meeting at the earliest practicable time.

          (c) The information supplied by the Company for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Company Proxy Statement is cleared by the SEC, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or any of their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or the Company Proxy Statement should be discovered by the Company, the Company shall promptly inform Parent. The Company Proxy Statement and all other documents for which the Company is responsible in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (d) The information supplied by Parent for inclusion in the Registration Statement and the Company Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Company Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent and the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement and the Company Proxy Statement, Parent shall promptly inform the Company.

          SECTION 6.02. Company Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws, (i) duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock as promptly as practicable after the date on which the Company Proxy Statement is cleared by the SEC for the purpose of voting upon the approval of the Merger, this Agreement and other transactions contemplated herein (the "Company Stockholders' Meeting") and (ii) subject to Section 6.04 hereof, (A) include in the Company Proxy Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement and (B) use its best efforts to obtain such approval and adoption.

          SECTION 6.03. Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Parent and Merger Sub and persons providing or proposing to
provide   Parent  or  Merger  Sub  with  financing  for  the  Merger  and  other transactions contemplated by this Agreement and other representatives (collectively, the "Parent Representatives") of Parent complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Company Subsidiary, and shall furnish Parent and Merger Sub and persons providing or proposing to provide Parent or Merger Sub with financing for the Merger and other transactions contemplated by this Agreement with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

          (b) From the date hereof until the Effective Time, Parent shall, and shall cause the Parent Subsidiaries and the officers, directors, employees, auditors and agents of Parent and the Parent Subsidiaries to, afford the officers, employees and agents of the Company and other representatives (collectively, the "Company Representatives", and, together with the Parent Representatives, the "Representatives") of the Company complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of Parent and each Parent Subsidiary, and shall furnish the Company with such financial, operating and other data and information as the Company, through its officers, employees or agents, may reasonably request.

          (c) Each party to this Agreement shall comply with, and shall cause its Representatives to comply with, all of their obligations under the Confidentiality Agreements listed in Section 6.03(c) of each of the Company Disclosure Schedule and the Parent Disclosure Schedule (the "Confidentiality Agreements"). All information obtained by a party or any of its Representatives pursuant to (a) or (b) above shall be subject to the Confidentiality Agreements.

          SECTION 6.04. No Solicitation or Negotiation. (a) Neither the Company nor any Company Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal (as defined in Section 9.04) or (ii) except as required by the fiduciary duties of the Board under applicable law after having received advice from outside legal counsel and after giving prior written notice to Parent and Merger Sub and entering into a customary confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

          (b) Except as set forth in this Section 6.04(b), neither the Board nor any committee thereof shall (i) withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board or any such committee of this Agreement, the Merger or any other transaction contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to obtaining the Company Stockholders' Approval, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel, the Board may withdraw or modify its approval or recommendation of the Merger, but only to terminate this Agreement in accordance with Section 8.01(j) (and, concurrently with such termination, cause the Company to enter into an agreement with respect to a Superior Proposal).

          (c) The Company shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal.

          (d) The Company shall promptly  advise Parent orally and in writing of
(i) any Acquisition Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request and (ii) any changes in any such Acquisition Proposal or request.

          (e) The Company agrees, except as required by the Board's fiduciary duties under applicable law after having received advice from outside legal counsel, not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

          SECTION 6.05. Directors' and Officers'  Indemnification and Insurance.
(a) The Bylaws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Nine of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company (or their estates or personal representatives), unless such modifications shall be required by law.

          (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of substantially similar coverage containing terms and conditions that are not on the whole materially less favorable) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.05(b) more than an amount per year equal to 125% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $278,000 per year in the aggregate) (the "Maximum Premium") unless the directors agree to reimburse the Surviving Corporation in full for the amount by which the annual premium exceeds the Maximum Premium.

          (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or, at Parent's option, Parent, shall assume the obligations set forth in this Section 6.05.

          SECTION 6.06. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts expeditiously to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act and any other antitrust regulations, (C) the rules and regulations of all relevant insurance regulatory authorities and (D) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

          (b) (i) Each party to this Agreement shall give any notices to third parties, and use its reasonable best efforts to obtain any third party consents (without making any payments therefor), (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule (as applicable) or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) From the date of this Agreement until the Effective Time, each party to this Agreement shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limiting the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, or (iii) which could reasonably be expected to have a Material Adverse Effect. Each of the parties hereto agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any such action, including administrative or judicial actions, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

          SECTION 6.07. Consent of Holders of Restricted Stock. Prior to the Effective Time, and in accordance with the terms and conditions of the Performance Stock Plan, the Company shall obtain from each holder of Restricted Shares written consent to the cancellation of such Restricted Shares in consideration for the payment provided herein, and shall take all such other actions as may be necessary so that the terms of
Section 2.07 may be carried out and so that, except for the Vested Share Rights (as described in Section 2.07), no person will continue to have any rights with respect to the Restricted Shares or pursuant to the Performance Stock Plan at any time after the Effective Time.

          SECTION 6.08. Public Announcements. Parent and the Company agree that no public release or announcement concerning the Merger and other transactions contemplated in this Agreement shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of the Nasdaq or the TSE, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

          SECTION 6.09. Parent Shareholders' Meeting. If required, Parent, acting through its Board of Directors, shall, in accordance with applicable law and the Parent's Certificate of Incorporation and By-Laws, and no later than May 10, 2001, duly call, give notice of, convene and hold a meeting (the "Parent Shareholders' Meeting") of holders of the Parent Common Shares for the purpose of obtaining the Parent Shareholders' Approval.

          SECTION 6.10. Affiliates. Prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such Person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter substantially in the form attached hereto as Exhibit 6.10, executed by each of the Affiliates of the Company identified in the foregoing list and any Person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

          SECTION 6.11. Board Nomination. As soon as practicable after the Effective Time, Parent shall cause Bruce Guthart to become a member of the Board of Directors of Parent. Prior to the Effective Time, Parent shall cause Bruce Guthart to become a member of the board of directors of Merger Sub.

          SECTION 6.12. Certain Funding of the Company. In the event the Company is required to repay its indebtedness to Summit Bank and/or has its loan availability reduced or terminated in order to consummate the Merger or as a result of signing this Agreement, Parent will provide or cause to be provided a substantially equivalent loan facility to the Company or assist in such repayment.

          SECTION 6.13. Parent Debentures. Parent shall make or cause to be made all required filings under the Securities Act and the Trust Indenture Act of 1939, as amended, to register the offer and sale of the Parent Debentures.

          SECTION 6.14. Filing With Insurance Regulatory Authorities. Parent shall cause a Form A to be filed with the appropriate insurance regulatory authority with respect to the Merger within 30 business days of the date of this Agreement.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

          SECTION 7.01. Conditions to the Merger. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) Approval. Each of the Company Stockholders' Approval and Parent Shareholders' Approval shall have been obtained.

          (b) No Order. No Governmental Entity, nor any court of competent jurisdiction or arbitrator, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (whether temporary, preliminary or permanent) (collectively, "Order") that is then in effect, and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or any other transactions contemplated by this Agreement.

          (c) Consents. All consents, approvals and authorizations (including, without limitation, the Required Consents which, for greater clarity, include the consents and approvals of the Rhode Island insurance regulatory authorities) legally required to be obtained to consummate the Merger and the other transactions contemplated in and by this Agreement shall have been obtained from and made with all Governmental Entities.

          (d) Antitrust Waiting Periods. Any waiting period (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other person, entity or group that seeks to prevent or delay the consummation of the transactions contemplated by this Agreement.

          (f) Effective Registration Statement. If any Parent Debentures are to be issued, the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

          SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

          (c) Consents. All consents from third parties under any Company Material Contract required as a result of the transactions contemplated by this Agreement shall have been obtained.

          (d) Regulatory Consents. All consents, approvals and authorizations required to be made with or received from the TSE and the OSC under applicable laws, rules and regulations regarding the Related Party Transactions have been received.

          (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other person, entity or group that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (f) Employment Agreement. Bruce Guthart, the president of the Company, has executed an employment agreement, together with a related management bonus agreement and restricted stock arrangement, substantially in the form of Exhibit A to this Agreement, and such employment agreement shall be in full force and effect as of the Closing Date.

          (g) Waiver. Prior to the Closing Date, Schenendorf Seaman, Inc., formerly known as Seaman, Ross & Weiner, Inc. ("SRW"), ASCO Risk Management Corp., formerly known as Amsco Coverage Corp. ("Amsco") and DS Risk Management Corp., formerly known as D.S.I. Associates, Inc. ("DSI"), shall have delivered a written and executed waiver (the "Waiver") of all of their respective rights to receive securities of the Company under the Asset Purchase Agreement among Kaye Insurance Associates, Inc., SRW, Amsco and DSI, Douglas Schenendorf and Alex Seaman dated as of January 1, 1999, pursuant to which SRW, Amsco and DSI shall have agreed to accept cash in lieu of securities of the Company and the Company shall have delivered to Parent an executed copy of such Waiver.

          SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date, and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

          (b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (provided that any agreement or covenant that is qualified by materiality or by reference to a Material Adverse Effect shall have been performed or complied with in all respects on or prior to the Effective Time) and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

          (c) Parent Common Shares. The Parent Common Shares shall continue to be posted for trading on the TSE and that number of Parent Common Shares which may be issued upon the conversion of the Parent Debentures have been reserved for issuance by Parent at the Effective Time.

          (d) Change of Control. Fairfax Financial Holdings Limited and its affiliates shall not have sold or otherwise disposed of such number of Parent Common Shares to cause it or they at the Closing Date to no longer beneficially own at least 30% of the outstanding Parent Common Shares and to no longer beneficially own more Parent Common Shares than any other shareholder of Parent.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent of each of Parent, Merger Sub and the Company duly authorized by the Boards of Directors of each of Parent, Merger Sub and the Company;

          (b) by either Parent, Merger Sub or the Company if the Effective Time shall not have occurred on or before December 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either Parent or the Company, if there shall be any Order of a Governmental Entity (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that the provisions of this Section 8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

          (d) by Parent if the TSE or the OSC shall have indicated in writing that it has made a final and nonappealable determination that it will not grant a consent, approval or authorization referred to under Section 7.02(d) of this Agreement;

          (e) by Parent if (i) the Board withholds, withdraws, modifies or changes the Company Board Approval in a manner adverse to Parent or shall have resolved to do so, (ii) the Board shall have recommended to the stockholders of the Company an Acquisition Proposal or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal, (iii) the Company shall have failed to include the Company Board Approval in the Company Proxy Statement, (iv) if management of the Company shall fail to certify that the Board has not withdrawn, modified or changed, or resolved to do any of the foregoing with respect to, its recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in good faith, based on its good faith belief that such certification is desired under the circumstances, (v) a tender offer or exchange offer for 30% or more of the outstanding shares of stock of the Company is commenced and, within five business days after such offer is commenced, the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or
     (vi) the Company Stockholders' Meeting is not held within 45 days after the date on which the Registration Statement shall have become effective;

          (f) by either Parent or the Company if this Agreement and the transactions contemplated herein shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

          (g) by either Parent or the Company if this Agreement and the transactions contemplated herein shall fail to receive the requisite vote for approval at the Parent Shareholders' Meeting;

          (h) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either Section 7.02(a) or
     (b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of all reasonable efforts and the Company continues to exercise all reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(h) for a period of 30 days from the date on which Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Company Breach; provided further that if, within such 30 day period, the Company does cure such Terminating Company Breach so that the conditions set forth in either
     Section 7.02(a) or (b) would no longer be breached thereby, then Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(h).

          (i) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent through the exercise of all reasonable efforts and Parent continues to exercise all reasonable efforts, Company may not terminate this Agreement under this Section 8.01(i) for a period of 30 days from the date on which the Company delivers to Parent written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Parent Breach; provided further that if, within such 30 day period, Parent does cure such Terminating Company Breach so that the conditions set forth in either Section 7.03(a) or (b) would no longer be breached thereby, then the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(i)

          (j) by the Company, upon approval of the Board, if prior to the Company Stockholders' Approval, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel in order to enter into an agreement with respect to a Superior Proposal, upon five business days' prior written notice to Parent, setting forth in reasonable detail the identity of the person making, and the final terms and conditions of, the Superior Proposal and after duly considering any proposals that may be made by Parent during such five business day period; provided, however, that any termination of this Agreement pursuant to this Section 8.01(j) shall not be effective until the Company has made full payment of all amounts provided under Section 8.05; or

          (k) by Parent, if the Company shall have breached its obligations under Section 6.04.

          SECTION 8.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 8.05; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and that the Confidentiality Agreement shall survive termination of this Agreement.

          SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

          SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein of any other party hereto or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of any other party hereto or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION   8.05.   Fees   and   Expenses.   (a)  In  the   event   that

          (i) this Agreement is terminated pursuant to Section 8.01(e), 8.01(j) or 8.01(k); or

          (ii) this Agreement is terminated pursuant to Section 8.01(f) or 8.01(h) and the Company enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, in each case within 12 months after such termination, and the Company shall not theretofore have been required to pay the Fee to Parent pursuant to Section 8.05(a)(i) or 8.05(a)(ii);

     then, in any such event, the Company shall pay Parent promptly (but in no event later than 10 business days after the first of such events shall have occurred) a fee equal to $3,855,000 (the "Fee"), which amount shall be payable in immediately available funds, plus all Expenses (as hereinafter defined).

          (b) If Parent shall fail to receive the requisite vote for approval at the Parent Shareholders' Meeting and as a result Parent is unable to consummate the transaction, then, in such event, Parent shall pay the Company promptly (but in no event later than 10 business days after the failure to receive the requisite vote for approval) the Fee, which amount shall be payable in immediately available funds, plus all Expenses.

          (c) If this Agreement is terminated for any reason whatsoever and a party hereto is in material breach of its material covenants and agreements contained in this Agreement or is in material breach of its representations and warranties contained in this Agreement, such party shall, whether or not any payment is made pursuant to Section 8.05(a), reimburse the other party hereto and their respective stockholders and affiliates (not later than five business days after submission of statements therefor) for all out-of-pocket expenses and fees (including, without limitation, all fees of counsel, accountants, experts and consultants and their respective stockholders and affiliates) incurred or accrued by either of them or on their behalf in connection with the Merger or other transactions contemplated by this Agreement and for which such party or its stockholders or affiliates is liable (all the foregoing being referred to herein collectively as the "Expenses"); provided, however, that in no event shall either party be obligated to pay Expenses incurred by the other party in excess of $1,000,000.

          (d) Except as set forth in this Section 8.05, all costs and expenses incurred in connection with this Agreement, the Voting Agreements and the Merger or other transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger and other transactions contemplated by this Agreement are consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing and filing of the Registration Statement and the Proxy Statement, and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement.

          (e) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Merger Sub and their respective stockholders and affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

          (f) In the event that Parent shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Company and their respective stockholders and affiliates (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

                  if to Parent or Merger Sub:

                           Hub International Limited
                           214 King Street West, Suite 314
                           Toronto, Ontario
                           M5H 3S6
                           Facsimile No.:  (416) 593-8717
                           Attention:  W. Kirk James

                  with a copy to:

                           Shearman & Sterling
                           199 Bay Street, Suite 4405
                           Toronto, Ontario
                           Facsimile No.:  (416) 360-2958
                           Attention:  Brice T. Voran, Esq.

                  if to the Company:

                           Kaye Group Inc.
                           122 East 42nd Street
                           New York, NY  10168
                           Facsimile No.:  (212) 986-2278
                           Attention:  President

                  with a copy to:

                           Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY 10174
                           Facsimile No.:  (212) 704-6288
                           Attention:  James Alterbaum, Esq.

                           and

                           Ivy Fischer, Esq.
                           122 East 42nd Street
                           New York, NY  10168
                           Facsimile No.: (212) 338-2973

          SECTION 9.02. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Section 6.05 shall survive the Effective Time indefinitely and those set forth in Sections 6.03(c), 6.08, 6.11, 8.02,
8.05 and this Article IX shall survive termination of this Agreement indefinitely unless a different period is set forth in any such Section.

          SECTION 9.03. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 9.04. Certain Definitions. For purposes of this Agreement, the term:

          (a) "Acquisition Proposal" means (i) any proposal or offer from any person relating to any direct or indirect acquisition of (A) 30% or more of the fair market value of the assets of the Company and its subsidiaries taken as a whole or (B) over 30% of any class of equity securities of the Company or of any Company Subsidiary; (ii) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result in any person beneficially owning 30% or more of any class of equity securities of the Company or any Company Subsidiary; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement;
     (iv) any person or entity shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under ----- Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that any "group" formed or deemed formed by persons taking actions in furtherance of this Agreement shall not be deemed to constitute a group) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 30% or more of any class of equity securities of the Company or any person, entity or "group" beneficially owning, as of the date hereof, 30% or more of any class of equity securities of the Company shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of an additional 1% of such class of equity securities of the Company; (v) the declaration or payment by the Company, of an extraordinary dividend on any of its shares of capital stock or the effectuation by the Company of a recapitalization or other type of transaction that would involve either a change in the Company's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock; (vi) the repurchase by the Company of shares of Company Common Stock or (vii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay consummation of the Merger or the transactions contemplated by this Agreement.

          (b) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

          (c) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

          (d) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

          (e) "Computer Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted.

          (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          (g) "Material Adverse Effect" means (i) when used in connection with the Company or a Company Subsidiary any circumstance, event, occurrence, change or effect that is or will be materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Company and the Company Subsidiaries taken as a whole, (ii) when used in connection with the Insurance Companies or Insurance Company Subsidiaries any circumstance, event, occurrence, change or effect that is materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Insurance Companies and their subsidiaries taken as a whole, and (iii) when used in connection with the Parent or

     Merger Sub means any circumstance, event, occurrence, change or effect that is or is likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations of the Parent and its subsidiaries taken as a whole.

          (h) "Parent Debentures" means the 8.5% convertible subordinated debentures due 2006 that shall be issued pursuant to an indenture (the form of which is attached hereto as Exhibit B) by Parent to holders of the Company Common Stock in accordance with the provisions of Article II hereof, as a component of the Merger Consideration.

          (i) "Performance Stock Plan" shall mean the Company's Performance Stock Plan.

          (j) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, or political subdivision, agency or instrumentality of a government.

          (k) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

          (l) "Superior Proposal: means any Acquisition Proposal on terms which the Board determines, in its good faith judgment (after having received the advice of a financial advisor of recognized reputation), to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

          (m) "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

          (n) "$" or "dollar" means a United States dollar.

          SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 9.07. Governing Law; Forum. Except to the extent that the Merger is mandatorily governed by the DGCL, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles. All Actions arising out of or relating to this Agreement shall be heard and determined in the United States District Court for the Southern District of New York. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated herein may not be enforced in or by any of the above-named courts. Parent agrees that it may be served with process in the State of New York and irrevocably appoints Odyssey Reinsurance Corporation, 1 Liberty Plaza, New York, New York 10006, as the agent of Parent to accept service of process relating to any Action arising out of or relating to this Agreement.

          SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.10. Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting Agreements and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.11. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             HUB INTERNATIONAL LIMITED


                             By:
                                 -----------------------------------------------
                                  Name:
                                  Title:



                             416 ACQUISITION INC.


                             By:
                                 -----------------------------------------------
                                  Name:
                                  Title:



                             KAYE GROUP INC.


                             By:
                                 -----------------------------------------------
                                  Name:
                                  Title:

                                                                    EXHIBIT 6.10

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY


                                                  [------------], [----]


Hub International Limited
214 King Street West, Suite 314
Toronto, Ontario
M5H 3S6


Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Kaye Group Inc., a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 19, 2001 (the "Merger Agreement"), among Hub International Limited, a corporation organized under the laws of Ontario ("Parent"), 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

          As a result of the Merger, I may receive the 8.5% Subordinated Convertible Debentures due 2006 (the "Parent Debentures")to be issued by Parent on the Closing Date pursuant to an indenture among Parent and o, as trustee. I would receive such Parent Debentures in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $.01 per share, of the Company (the "Company Common Stock").

          1. I represent, warrant and covenant to Parent that in the event I receive any Parent Debentures as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Parent Debentures in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Debentures, to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of the Parent Debentures to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Debentures has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Debentures issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Debentures by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

          E. I understand that there will be placed on the certificates for the Parent Debentures issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [_______ ___, ______] BETWEEN THE REGISTERED HOLDER HEREOF AND HUB INTERNATIONAL LIMITED, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUB INTERNATIONAL LIMITED."

          F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN

     ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          G. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

          A. For so long as and to the extent necessary to permit me to sell the Parent Debentures pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable best efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Debentures by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

          B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Debentures received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Debentures received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
     (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.


                                                  ------------------------------
                                                  Name of Affiliate

             DISCLOSURE SCHEDULE OF KAYE GROUP INC. (THE "COMPANY")
                                     -------
                       TO THE AGREEMENT AND PLAN OF MERGER
                          DATED AS OF JANUARY 19, 2001
                        ("MERGER AGREEMENT") BY AND AMONG
                                ----------------
                           HUB INTERNATIONAL LIMITED,
                              416 ACQUISITION INC.
                                 AND THE COMPANY

          Capitalized terms used in the following Schedules and not defined therein shall have the same meanings assigned to such terms in the Merger Agreement. The disclosures contained in any Schedule are to be taken as relating to all representations and warranties in the Agreement regardless of the
Schedule in which said disclosure appears.

                                SCHEDULE 3.01(b)

                              Company Subsidiaries



Company Subsidiary                             Jurisdiction of                 Percentage of           Percentage of
------------------                             Incorporation             Outstanding Company     Outstanding Company
                                               -------------          Capital Stock Owned by     Capital Stock Owned
                                                                                 the Company         by the Company
                                                                      ----------------------              Subsidiary
                                                                                                 -------------------
Kaye Insurance Associates, Inc. ("KIA")        Delaware                                  100%                      0%

Kaye-Western Ins. & Risk Services ("KWIR")     Delaware                                  100%                      0%

Western Group Administrators Inc.*             Delaware                                    0%            100% by KWIR

American Coverage Administrators Inc.*         Delaware                                    0%            100% by KWIR

Old Lyme Insurance Company of Rhode Island,    Rhode Island                              100%                      0%
Inc.

Old Lyme Insurance Company Ltd. ("OLIS")       Bermuda                                   100%                      0%

Park Brokerage Ltd.                            Bermuda                                     0%            100% by OLIS

Kaye Insurance Associates, Inc. New England    Delaware                                  100%                      0%

Program Brokerage Corporation                  Delaware                                  100%                      0%

Kaye Services Corporation                      Delaware                                  100%                      0%

Kaye Administrators Corporation                Delaware                                  100%                      0%

Claims Administration Corporation ("CAC")      Delaware                                  100%                      0%


*  Such entities are Insignificant Subsidiaries.

          1. CAC owns warrants that, if exercised, would, together with its equity interest, give it approximately 6.0% ownership of Cybsersettle.com.

          2. The Company administers over twenty purchasing groups. See Attached List.

          3. Pursuant to a Purchase Agreement among KIA, Laub Group of Florida, Inc. ("Laub"), Robert Virtue and Susan Straker dated as of January 1, 2000, KIA is entitled to up to 25% of the profits of Laub.

          4. Interim Operating Agreement (and related agreement) between Risk Data Services, LLC and Kaye Insurance Associates, Inc. (internet exchange), dated December 1, 2000.

          5. See Attached List of Investments.

                                  SCHEDULE 3.03

                                 Capitalization

          1. Amended and Restated Stock Option Plan: 1,350,000 shares of common stock are reserved for use under this plan. The purpose of this plan is to attract and retain key employees.

          2. Stock Performance Plan. See Schedule 3.03(b) hereof.

          3. Outside Directors of the Company receive 5,000 stock options annually on October 31 pursuant to resolutions of the Board of Directors.

          4. 401(k) Retirement Savings Plan: Subject to certain guidelines, a participant in this plan who saves at least 5% of his annual salary in this plan will be eligible for a Company contribution of 1% of his annual salary in the form of Company common stock.

          5. Purchase Agreement among Kaye Insurance Associates, Inc., Laub Group of Florida, Inc., Robert Virtue and Susan Straker dated as of January 1, 2000.

                                SCHEDULE 3.03(a)

                              Company Stock Options

                              See attached chart.*

* Each of the options vests at the rate of 20% a year for five years, with the exception of Bruce Guthart's grant of 200,000 options, which vest quarterly. The options may be exercised at any time after they vest. Subject to a time restriction, vested options expire one year after the date of such termination.

                                SCHEDULE 3.03(b)

                                Restricted Stock

Restricted Share Holder             Restricted Shares Vested as of        Restricted Shares that may be
-----------------------             -------------------------------       -----------------------------
                                                  January 19, 2001       Vested as of December 31, 2001
                                                  ----------------       ------------------------------

Jane Baratz-Wolk                                                 0                               15,385

Marc Cohen                                                       0                               38,461

Ivy S. Fischer                                                   0                                7,692

Tamara Igel                                                      0                               15,919

Robert Munao                                                     0                               10,406

Jeffrey Rubin                                                    0                               15,385

Michael P. Sabanos                                               0                               38,461

Peter Scavetta                                                   0                                7,692

Damian Testa                                                     0                               12,895

Guy Warner                                                       0                                7,692

John Warren                                                      0                               15,385

Michael Zeldes                                                   0                                5,203


                                  SCHEDULE 3.05

                                    Conflicts

          1. Loan Agreement by and between the Company and Summit Bank, dated June 24, 1998.

          2. Common Stock Purchase Warrants issued by Cyber$ettle, Inc. to Claims Administration Corporation.

          3. The Employment Agreements of the individuals listed below contain severance provisions:

             (a)      Robert Munao
             (b)      John Schimpf
             (c)      Michael Zeldes
             (d)      Michael Sabanos
             (e)      Bruce Guthart
             (f)      Daniel Keane
             (g)      Douglas Schenendorf
             (h)      Alex Seaman

          4. Office Lease entered into by and between Arcadia Gateway Centre Associates, Ltd. and Kaye-Western Insurance & Risk Services, Inc. dated June 30, 2000, amended by Addendum No. 1 to Office Lease dated July 19, 2000.

          5. The payments to Seaman, Ross & Wiener, Inc., AMSCO Coverage Corp. and D.S.I. Associates, Inc., pursuant to Section 3.2 of the Asset Purchase Agreement among Kaye Insurance Associates, Inc., Seaman, Ross & Weiner, Inc., Amsco Coverage Corp. and D.S.I. Associates, Inc., Douglas Schenendorf and Alex Seaman dated as of January 1, 1999.

          6. Interim Operating Agreement (and related agreement) between Risk Data Services, LLC and Kaye Insurance Associates, Inc. (internet exchange), dated December 1, 2000.

                                SCHEDULE 3.05(b)

                        Consents of Governmental Entities


                                      None

                                SCHEDULE 3.06(a)

                                 Company Permits

          I There are certain insurance brokerage transactions for which one of the Company Subsidiaries utilizes the insurance brokerage/agent license of another Company Subsidiary.

                                SCHEDULE 3.06(b)

                                   Compliance

                                      None.

                                  SCHEDULE 3.08

                             Undisclosed Liabilities

                                      None.

                                  SCHEDULE 3.09

                      Absence of Certain Changes or Events

                                      None.

                                  SCHEDULE 3.10

                                   Litigation


          1.  Ivory  Holding  v.  Program   Brokerage   Corporation  and  Claims
Administration Corporation.

          2. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Classic Realty, et al.

          3. Lefstan Realty v. Claims Administration Corporation and Old Lyme Insurance Company of Rhode Island, Inc.

          4. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., 910 Southern Realty, et al.

          5. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Norwax Associates, et al.

          6. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Fein Property Management Corp.

          7. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., RSG Properties.

          8. Perry v. United Harlem v. Kaye Insurance Associates, Inc.

          9. Dezer Properties v. Kaye Insurance Associates, Inc.

          10. Citiwide Cleaning v. Kaye Insurance Associates, Inc.

          11. Forman v. Kaye Insurance Associates, Inc. and Kaye Corporation of Connecticut.

          12. City of Glen Cove v. Kaye Insurance Associates, Inc.

          13. Marcial v. BB & BB Mgmt.

          14. WSR v. the Company.

          15. Bastian v. Claims Administration Corporation.

          16. Clarendon v. the Kaye Insurance Associates, Inc.

          17. American Federal Group v. Kaye Insurance Associates, Inc.

          18. Feinberg v. Kaye Insurance Associates, Inc.

          19.  CGS  v.  Program   Brokerage   Corporation   and  Kaye  Insurance
Associates, Inc.

          20. Kaye-Western Insurance & Risk Services, Inc. v. Howell.

          21. Joseph v. Kaye Insurance Associates, Inc.

          22. TPS NY v. Kaye Services Corporation.

          23. Certain subsidiaries were the subject of an administrative investigation commenced in 1992 by the New York Insurance Department relating to how property insurance policies were issued for the Residential Real Estate Program. While the Company had discussions with the New York Insurance Department regarding settlement of such investigation several years ago, there have been no recent discussions or activity relating to this matter.

                                SCHEDULE 3.11(a)

                              Company Benefit Plans



Plan                                                Provider / Administrator

Life                                                      US Life
                                                          Guardian Life

Accidental Death & Dismemberment                          AIG Life

Travel Accident                                           AIG Life

Voluntary Life                                            US Life

Health                                                    Anthem Health Plan
                                                          Blue Chip RI

Dental                                                    Prudential / Antnauhsc

Vision                                                    Davis Vision

Short Term Disability                                     Arista

Long Term Disability                                      Prudential

Long Term Care                                            First Union

401(k) Plan                                               Stanwich Benefits

Flexible Spending Account                                 BAI

Stock Performance Plan

Amended and Restated Stock Option Plan

Severance Benefits Plan

Kaye International, L.P. Pension Plan -- terminated on July 1, 1995

                                SCHEDULE 3.11(b)

                             Certain Types of Plans



          1. Severance Benefits Plan.

          2. Amended and Restated Stock Option Plan.

          3. Stock Performance Plan.

          4. See Schedule 3.11(g).

                                SCHEDULE 3.11(c)

                                   Compliance


          The Kaye Retirement Savings Plan failed to enforce the terms of certain loans to participants made under such plan which were not timely repaid.

                                SCHEDULE 3.11(g)

                               Severance Payments

          1. Upon involuntary termination of employment, without cause, as a result of a sale or merger, employees receive one-half of one week's basic rate of pay for each completed full year of service, up to a maximum of two week's pay. Each effected employee who executes a release and waiver receives one week's base rate of pay for each year of service, with no maximum.

          2. The following individuals are each a party to a severance agreement with the Company in lieu of any severance such individual may be entitled to under his or her employment agreement: Michael Sabanos, Marc Cohen, Damian Testa, Tom Tran, Peter Scavetta, Ivy Fischer and Robert Pachner.

          3. The Employment Agreements of the individuals listed below contain severance provisions:

          (a) Robert Munao
          (b) John Schimpf
          (c) Michael Zeldes
          (d) Michael Sabanos
          (e) Bruce Guthart
          (f) Daniel Keane
          (g) Douglas Schenendorf
          (h) Alex Seaman

          4. The consummation of the Transaction will result in payments to insiders of Restricted Stock pursuant to Section 2.07 of the Agreement.

          5. The consummation of the Agreement will constitute a "Change of Control" under the Severance Benefits Plan, the Stock Performance Plan and the Amended and Restated Stock Option Plan.

                                SCHEDULE 3.12(a)

                               Material Contracts

          1. Loan Agreement by and between the Company and Summit Bank, dated June 24, 1998.

          2. Letter Agreement, dated July 26, 2000, relating to investment in Savoy at Staten Island Limited Partnership.

          3. Subscription Agreement between We Media, Inc. and Old Lyme Insurance Company of Rhode Island, Inc. dated January 2, 2001.

          4. Common Stock Purchase Warrants issued by Cyber$ettle, Inc. to Claims Administration Corporation.

          5. Stock Purchase Letter between Claims Administration Corporation and ApartmentSource.com, Inc. dated August 15, 2000.

          6. Subscription Agreement between Catterton Partners IV, L.P. and Kaye Insurance Associates, Inc. dated August 20, 1999.

          7. Asset Purchase  Agreement  among Kaye Insurance  Associates,  Inc.,
Seaman, Ross & Weiner, Inc., Amsco Coverage Corp. and D.S.I. Associates, Inc., Douglas Schenendorf and Alex Seaman dated as of January 1, 1999.

          8. Employment agreements, excluding bonuses and commissions, with each of the following people (it should be noted that standard producers not listed below can potentially earn commissions which bring them over $100,000 in annual compensation ):

          (i)     Lawrence Greenfield
          (ii)    Howard Kaye
          (iii)   Ivy Fischer
          (iv)    Michael Sabanos
          (v)     Damian Testa
          (vi)    James Hutchinson
          (vii)   Nancy Lehtinen
          (viii)  Norman Newman
          (ix)    Peter Page
          (x)     Peter Scavetta
          (xi)    Julie Slinger
          (xii)   Guy Warner
          (xiii)  Marc Cohen
          (xiv)   Bruce Guthart
          (xv)    Ronald Apel

          (xvi)   Jane Baratz
          (xvii)  Tamara Igel
          (xviii) Robert Munao
          (xix)   Jeffrey Rubin
          (xx)    Douglas Schenendorf
          (xxi)   Alex Seaman
          (xxii)  Roslyn Spiegel
          (xxiii) John Warren
          (xxiv)  Michael Zeldes
          (xxv)   Christopher Brady
          (xxvi)  Frank Delucia
          (xxvii) Edmund Dunst
          (xxviii)Mary Jeanne Egleston
          (xxix)  Frederica O'Connor
          (xxx)   Tom Tran
          (xxxi)  Daniel Keane
          (xxxii) Michael LoStocco
          (xxxiii)Robert Pachner
          (xxxiv) John Schimpf

          9. Purchase Agreement among Kaye Corporation of Connecticut, Daniel V. Keane Agency, Inc. and Daniel F. Keane dated as of August 1, 1998.

          10. Purchase Agreement among Kaye Insurance Associates, Inc., Laub Group of Florida, Inc., Robert Virtue and Susan Striker dated as of January 1, 2000.

          11. Settlement Agreement among Kaye Insurance Associates, Inc., FIA, Inc., Broken & Unwritten, Inc. and Robert E. Williams dated as of October 15, 1999.

          12. Agreement between Claims Administration Corporation and Sun TV, Inc. dated February 14, 1994.

          13. Agreement between the Company and First Insurance Funding Corp., relating to the Council of Insurance Agents and Brokers.

          14. Co-Branding Agreement between Kaye Insurance Associates, Inc. and We Media Inc. dated April 14, 2000.

          15. Agreement between Kaye Insurance Associates, Inc. and Newmark & Company Real Estate, Inc. dated March 2, 2000.

          16. Agreement  between   AlphaRisk   Management   and  Kaye  Insurance
Associates, Inc. dated August 1995.

          17. Premium   Finance  Disclosure  Statement  and  Security  Agreement
between Program Brokerage Corporation and AI Credit Corp., dated December 22, 1999.

          18. Guarantee by Program Brokerage Corporation of Indebtedness to AI Credit Corp. dated December 22, 1999.

          19. Commercial   Note  between  AI  Credit  Corp.,   Kaye  Insurance
Associates, Inc., and the Company.

          20. All inter-company loans identified in Section 3.18.

          21. Loan Agreement between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corporation dated June 1, 2000.

          22. Loan Agreement between Old Lyme Insurance Company of Rhode Island, Inc. and Kaye Insurance Associates, Inc. dated March 17, 1999.

          23. Letter Agreement between the Company and ZS Fund LP, dated as of January 5, 2001.

          24. Agreement between Kaye Insurance Associates, Inc. and Alexander Fisher, effective January 1, 1999, previous agreement between the parties, dated May 1, 1997.

          25. Letter Agreement, dated January 27, 2000, between the Company and Fox-Pitt, Kelton Inc.

          26. Program License Agreement between Virtual Research Corporation and Kaye Insurance Associates, Inc. dated February 24, 1997.

          27. Co-Branding   Agreement  between  Kaye  Insurance  Associates  and
b2bStores.com, Inc. dated April 14, 2000.

          28. Program  Agreement   between  PricewaterhouseCoopers  LLP and Kaye
Insurance Associates, Inc. dated as of August 11, 2000.

          29. Netmarketing Services Agreement between Kaye Insurance Associates, Inc. and Netmarketing, LLC dated December 3, 1999.

          30. Letter     Agreement     between    Kaye    Group    Inc    and
BusinessDevelopment.com, LLC dated November 14, 2000.

          31. Agreement    between    BenefitPoint,   Inc.  and  Kaye  Insurance
Associates, Inc. dated April, 2000.

          32. All Real Property Leases identified in Section 3.14(a).

          33. Agreement between Kaye Insurance Associates, Inc. and Tobron Office Furniture Corp. relating to the purchase of furniture for Arcadia, California and Long Island, New York offices dated August 2000.

          34. Unexecuted Proposal between Kaye Insurance Associates, Inc. and Bergon Construction Corp. relating to construction of offices on Long Island, New York dated October 2000.

          35. Interim Operating Agreement between Risk Data Services, LLC and Kaye Insurance Associates, Inc. (internet exchange) dated December 1, 2000.

          36. Agreement between Willis North America Inc. and Kaye Insurance Associates, Inc. effective February 1, 2001. Note: Not yet signed.

          37. Amended and Restated Stock Option Plan.

          38. Annual Incentive Plans, including MAIP and SAIP.

          39. Stock Performance Plan.

          40. 401(k) Retirement Savings Plan

          41. Purchase Agreement by and between Kaye Insurance Associates, Inc. and Setnor Byer Bogdanoff Inc. made and entered into as of March 1, 2000.

          42. Agreement between Claims Administration Corporation and Fischer Fiden & Norris, LLP, dated February 1, 1995.

          43. Acquisition Agreement by and among Old Lyme Holding Corporation, Kaye International L.P., and Kaye Holding Corp. dated as of August 3, 1995 (Indemnity Agreement - Section 7.1).

          44. Kaye Insurance Associates, Inc. has service fee agreements with the following entities (clients) for more than $100,000 per year:

          (a)      UJA/FOJP
          (b)      Combined Coordinating Council
          (c)      Tishman Construction Corp.
          (d)      Niagra La Salle
          (e)      Broadwall Management
          (f)      RCPI Trust
          (g)      Arcade Cleaning
          (h)      Chelsea Property Group

          45. The Company has entered into a letter agreement with Bruce D. Guthart, a Stockholder and the Company's Chief Executive Officer, pursuant to which the Company will pay Mr. Guthart a bonus of up to $750,000 (but not less than $716,000) immediately prior to the Effective Time.

          46. Pledge Agreement between Old Lyme Insurance Company, Ltd. and The Bank of Bermuda Limited dated February 17, 1993.

                                  SCHEDULE 3.13

                              Environmental Matters

                                      None

                                SCHEDULE 3.14(a)

                               Title to Properties

A. Liens

          1. Liens in favor of Summit Bank pursuant to the Loan Agreement by and between the Company and Summit Bank, dated June 24, 1998.

          2. Inter-company liens in favor of Old Lyme Holding Corporation by each of:

          (a)      Kaye Insurance Associates L.P.
          (b)      The Kaye Group, Inc.
          (c)      Kaye Corporation of Connecticut
          (d)      Kaye Insurance Services of California, Inc.
          (e)      Kaye Corporation of Connecticut

          3. Liens in favor of The Bank of Bermuda Limited relating to a line of credit with an outstanding balance of approximately $700,000.

          4. Liens granted pursuant to the Pledge Agreement between Old Lyme Holding Corporation and Shawmut Bank Connecticut NA dated as of June 30, 1994 (the underlying line of credit has been paid off).

          5. Liens securing obligations under equipment leases in the ordinary course of business.

          6. Liens arising in the ordinary course of business.


B.  Owned  Real Property

          1. Condominium located at 175 Metro Center Blvd., Suite 10, Warwick Rhode Island 02886.

C.  Leased Real Property

          2. Sublease Agreement among Walter Kaye Associates, Inc. and Phillips Healthcare Communications, Inc. and Jay Michael Wolff Advertising, Inc. made as of April 15, 1996.

          3. Office Sublease made by and between Crawford & Company and Kaye Insurance Associates, Inc. dated as of February 23, 1999.

          4. Agreement of Lease between Lexington Avenue & 42nd Street Corporation and Kaye Insurance Associates, Inc. (as successor to Walter Kaye Associates, Inc.) made of as May 1, 1991, amended by Letter Agreement dated as of May 1, 1991, Letter Agreement dated

December 1, 1991, Amendment of Lease made as of July 14, 1992, and Second Amendment of Lease made as of August 1, 1997.

          5. Lease Agreement between 1221 Post Road East Associates Limited Partnership and Kaye Corporation of Connecticut made as of July 9, 1997.

          6. Agreement of Lease between Oyster Bay Properties LLC and Kaye Insurance Associates, Inc. made as of March 13, 2000.

          7. Agreement between Landmark 302 Holdings L.L.C. and Kaye Insurance Associates Inc.

          8. Office Lease entered into by and between Arcadia Gateway Centre Associates, Ltd. and Kaye-Western Insurance & Risk Services, Inc. dated June 30, 2000, amended by Addendum No. 1 to Office Lease dated July 19, 2000.

          9. Sublease by and between Kaye Insurance Associates, Inc. and Cybersettle.com, Inc. made as of April 2000.

          10. Agreement of Lease by and between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corp. dated April 15, 1992.

          11. Sublease by and between Kaye Insurance Associates, Inc. and 5B Technologies Corporation made as of August 31, 2000.

                                  SCHEDULE 3.18

                             Affiliate Transactions

          1. International Advisory Services, Ltd., an insurance management company located in Bermuda of which Daniel Ezekiel, a Director of the Company, and an officer of Old Lyme Insurance Co., Ltd., is a director, provides various management services to Old Lyme Insurance Co., Ltd., a subsidiary of the Company. During 1997, 1998 and 1999, Old Lyme Insurance Co., Ltd. paid to International Advisory Services, Ltd. management fees of $37,500, $30,000 and $20,000, respectively. Mr. Ezekiel is also a director of an insurance brokerage company, H & H Reinsurance Brokers, Ltd. Pursuant to a reinsurance contract between Old Lyme Insurance Company of Rhode Island, Inc. and unrelated insurance carriers (Transatlantic Reinsurance Company and USF Reinsurance Company), H & H Reinsurance Brokers, Ltd. received commissions from Old Lyme Insurance Company of Rhode Island, Inc. of $38,114, $0, and $0, in 1997, 1998 and 1999,
respectively, in connection with such contract.

          2. Ned L. Sherwood, a Director of the Company, is a director of, and had shared beneficial ownership of more than ten percent of the outstanding common stock of Sun Television and Appliances, Inc. ("Sun"). Pursuant to an Agreement between Claims Administration Corporation and Sun, Claims Administration Corporation agreed to assume certain of the extended service contracts which Sun sold in conjunction with Sun's sale of appliances to retail customers. Pursuant to the Agreement, Sun was required to pay Claims Administration Corporation 30% (later modified to 35%) of the retail selling price of the assumed extended service contracts, payable in increments to Claims Administration Corporation over the period of the service contract. Claims Administration Corporation was then required to return to Sun, after the life of the service contract expired, an amount equal to what it had received from Sun less the product of Expenses (what Sun charged to Claims Administration Corporation for repairing the appliances - see the next paragraph) times 1.2. In no event, however, would Claims Administration Corporation earn less than 2% or more than 3% of the retail price of the extended service contracts. Pursuant to a second agreement, the "Master Service Agreement," Sun agreed to service the extended service contracts assumed by Claims Administration Corporation pursuant to the Agreement described above. Claims Administration Corporation agreed to pay Sun the cost of the repair, less 20%. In mid-1998, Claims Administration Corporation terminated the Agreements due to Sun's failure to maintain a certain minimum net worth (a provision of the Agreement) and by failing to remit payments to Claims Administration Corporation. Soon thereafter, Sun filed for bankruptcy. Claims Administration Corporation filed a proof of claim on March 11, 1999 for any and all amounts that are due and owing under the Agreement.

          3. Letter Agreement between the Company and ZS Fund LP, dated as of January 5, 2001.

          4. Binding Authority Agreement made by and between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corporation.

          5. Claims Services Agreement by and between Old Lyme Insurance Company of Rhode Island, Inc. and Claims Administration Corporation made effective January 1, 1994, amended by Amendment to Claims Services Agreement made as of July 1, 1998.

          6. Agreement to allocate expenses directly incurred by Kaye Group Inc. for directors and officers insurance coverage and the Delaware Franchise Tax to Kaye Insurance Associates, Inc., Program Brokerage Corp., Old Lyme Insurance Company of Rhode Island, Inc., Old Lyme Insurance Co., Ltd. and Claims Administration Corp.

          7. Agreement to allocate expenses directly incurred by Kaye Insurance Associates, Inc. and/or Program Brokerage Corp. to Old Lyme Insurance Company of Rhode Island, Inc., Claims Administration Corp. and other operating subsidiaries (except Old Lyme Insurance Co., Ltd.).

          8. Agreement to allocate the accrued Incentive Plan expenses incurred quarterly by Kaye Insurance Associates, Inc. to Program Brokerage Corporation, Claims Administration Corp. and Old Lyme Insurance Company of Rhode Island, Inc.

          9. License Agreement between Kaye Insurance Associates, Inc. and Old Lyme Insurance Company of Rhode Island, Inc. and other affiliates.

          10. Agreement of Lease by and between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corp.

          11. Tax Allocation Agreement between Kaye Group Inc. and Kaye Insurance Associates, Inc., Kaye-Western Ins. & Risk Services, Western Group Administrators Inc., American Coverage Administrators Inc., Old Lyme Insurance Company of Rhode Island, Inc., Kaye Insurance Associates, Inc. New England, Program Brokerage Corporation, Kaye Services Corporation, Kaye Administrators Corporation, and Claims Administration Corporation.

          12. Agreement between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corporation relating to, among other things, the payment of a brokerage commission.

          13. Agreement for a $3,000,000 line of credit between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corporation dated June 1, 2000.

          14. Loan Agreement between Old Lyme Insurance Company of Rhode Island, Inc. and Kaye Insurance Associates, Inc. dated March 17, 1999.

          15. Acquisition Agreement by and among Old Lyme Holding Corporation, Kaye International L.P., and Kaye Holding Corp. dated as of August 3, 1995 (Indemnity Agreement - Section 7.1).

          16. Contingency commission agreement between Old Lyme Insurance Co., Ltd. and Program Brokerage Corporation.

          17. The Company has entered into a letter agreement with Bruce D. Guthart, a Stockholder and the Company's Chief Executive Officer, pursuant to which the Company will pay Mr. Guthart a bonus of up to $750,000 (but not less than $716,000) immediately prior to the Effective Time.

          18. See Employment Agreements listed in Schedule 3.12(a).

                                  SCHEDULE 3.19

                                    Insurance

         The following is a list of all policies of insurance to which each of the Company and the Company Subsidiaries are a party or are a beneficiary or named insured:

Type of Insurance     Named Insured      Insurance Company   Policy No.         Term                          Premium
-----------------     -------------      -----------------   ----------         ----                          -------

Domestic Package      The Company        Federal Insurance   0694-18-27         June 1, 2000 to               $76,388
Policy                                   Company                                June 1, 2001

Foreign Package       The Company        Federal Insurance   7324-91-22         June 1, 2000 to                $3,195
Policy                                   Company                                June 1, 2001

Workers'              The Company        Federal Insurance   Unassigned         November 1, 2000              $62,650
Compensation                             Company                                to 2001

Workers'              Program            Beacon Mutual       018805             February 25, 2000              $2,781
Compensation          Brokerage          Insurance Co.                          to 2001
                      Corporation

Workers'              Old Lyme           Beacon Mutual       004625             June 5, 2000 to                  $559
Compensation          Insurance          Insurance Co.                          June 5, 2001
                      Company of Rhode
                      Island, Inc.

Umbrella Liability    The Company        U.S. Fire           5530714218         June 1, 2000 to               $14,280
                                         Insurance Co.                          2001

Employee Fidelity     The Company        National Union      857-54-59          December 21, 1998             $16,126
                                         Fire                                   to December 21,               (annual)
                                                                                2001

Fiduciary Liability   The Company        National Union      860-44-14          January 15, 2000               $2,570
Pension Trust                            Fire Ins. Co.                          to 2001



Directors &           The Company, [et   National Union      856-68-21          August 17, 1998              $205,000
Officers Liability    al]                Fire                                   to August 17, 2001

Excess Directors &    The Company        Continental         DOX161804337       August 17, 1998               $63,000
Officers Liability                       Casualty Ins. Co.                      to August 17, 2001

Employment            The Company, [et   American            861-42-30          April 1, 2000 to              $23,000
Practices Liability   al]                International                          April 1, 2001
                                         Specialty Lines

Employed Lawyers      The Company        American            278-44-13          February 25, 2000              $7,280
Professional                             International                          to February 25,
Liability                                Specialty Lines                        2001

Errors & Omissions    The Company, [et   American            861-79-65          July 31, 2000 to             $680,000
Liability             al]                International                          2002                         (2 years)
                                         Specialty Lines

                                  SCHEDULE 3.21

                                  Labor Matters

          1. Feinberg v. Kaye Insurance Associates, Inc.

          2. Kaye-Western Insurance & Risk Services, Inc. v. Howell.

                                SCHEDULE 3.21(a)

                        Collective Bargaining Agreements

                                      None.

                                SCHEDULE 3.21(b)

            Non-Compliance With Applicable Labor and Employment Laws

                                      None.

                                  SCHEDULE 3.24

                           Title to Insurance Business

          1. Program Brokerage  Corporation:  title to insurance  accounts whose
business  is  placed  by  sub-brokerage   companies  through  Program  Brokerage
Corporation remain with such sub-brokerage companies.

          2. James Mauren: title to group insurance policies produced and serviced by James Mauren prior to the commencement of his employment with Kaye Insurance Associates, Inc.

                                  SCHEDULE 3.27

                               Insurance Companies

          1. Kemper Insurance Companies

          2. American International Group

          3. RLI Insurance Company

          4. Chubb Group of Insurance Companies

          5. CGU Insurance Company

          6. Old Lyme Insurance Company of Rhode Island, Inc.

          7. Highlands Insurance Company

          8. Crum & Forster Insurance Company

          9. Discover Reinsurance Company

          10. The Hartford

                                SCHEDULE 3.30(b)

                         Insurance Company Subsidiaries



 Insurance Company           Jurisdiction of      Capital Stock              Percentage of Outstanding
    Subsidiary               Incorporation          Ownership                    Insurance Company
------------------           ---------------      -------------              Subsidiary Capital Stock
                                                                                 Owned by the other
                                                                                 Insurance Company
                                                                                    Subsidiary
                                                                             --------------------------
Old Lyme Insurance Company   Rhode Island         100% owned by the Company
Company of Rhode Island,
Inc.

Old Lyme Insurance Ltd.      Bermuda              100% owned by the Company             ____

Park Brokerage Ltd.          Bermuda              100% owned by Old Lyme                  0%
                                                  Insurance Ltd.

                                SCHEDULE 3.30(c)

                         Insurance Company Subsidiaries


Insurance Company               Each State in which such     Each State in which such     If Non-Admitted,
-----------------               Insurance Company is an      Insurance Company is a       Approved or
                                Admitted Insurer             Non-Admitted Insurer         Disapproved
                                -----------------------      ------------------------     ----------------

Old Lyme Insurance Company of   Rhode Island                 New Jersey                   "Approved"
Rhode Island, Inc.                                           New York                     "Approved"

Old Lyme Insurance Company      None                         None
Ltd.

Park Brokerage Ltd.             None                         None


                                SCHEDULE 3.33(a)

                            Insurance Company Permits

                                      None.

                                SCHEDULE 3.33(b)

                                   Compliance

                                      None.

                                  SCHEDULE 3.34

                     Insurance Company Financial Statements

                                  See attached.

                                  SCHEDULE 3.35

               Undisclosed Liabilities of the Insurance Companies

                                      None.

                                  SCHEDULE 3.36

       Absence of Certain Changes with Respect to the Insurance Companies

                                      None.

                                  SCHEDULE 3.37

                          Insurance Company Litigation

          1. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Classic Realty, et al.

          2. Lefstan Realty v. Claims Administration Corporation and Old Lyme Insurance Company of Rhode Island, Inc.

          3. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., 910 Southern Realty, et al.

          4. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Norwax Associates, et al.

          5. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., Fein Property Management Corp.

          6. National Casualty v. Claims Administration Corporation, Old Lyme Insurance Company of Rhode Island, Inc., RSG Properties.

          7.  Ivory  Holding  v.  Program   Brokerage   Corporation  and  Claims
Administration Corporation.

                                SCHEDULE 3.38(i)

                      Insurance Company Material Contracts

          1.  Management  Services  Agreement  between  International   Advisory
Services, Ltd. and Old Lyme Insurance Co., Ltd.

          2. Agreement between Old Lyme Insurance Company of Rhode Island, Inc. and Program Brokerage Corporation relating to, among other things, the payment of a brokerage commission.

          3. Various Investment Management Agreements between Old Lyme Insurance Company of Rhode Island, Inc. and Monarch Financial Co.

          4. Various Investment Management Agreements between Old Lyme Insurance Company of Rhode Island, Inc. and State Street Bank.

          5. Various Investment Management Agreements between Old Lyme Insurance Company of Rhode Island, Inc. and Summit Bank.

          6. Various Trust Account Agreements between Old Lyme Insurance Company of Rhode Island, Inc. and State Street Bank.

          7. Various Trust Account Agreements between Old Lyme Insurance Company of Rhode Island, Inc. and Summit Bank.

          8. Facultative Reinsurance Agreement between Old Lyme Insurance Co., Ltd. and National Union Fire Insurance Co. of Pittsburgh, PA.

          9. Contingency commission agreement between Old Lyme Insurance Co., Ltd. and Program Brokerage Corporation.

          10. Reinsurance agreements between Old Lyme Insurance Company of Rhode Island, Inc. and:

              (A)   Ceded Business:

                    (i)       National  Reinsurance  Co.  --  6/20/95-12/1/98  -
                              #6234--01A/B

                    (ii) PXRE Reinsurance Co. -- 12/1/98 until termination -- #D105

                    (iii) Transatlantic Reinsurance Co. and USF Reinsurance Co. -- 4/15/96--12/21/97 -- #2559/96 & 97

                    (iv) Transatlantic Reinsurance Co. -- 12/1/95--12/10/97 -- #2546/95 & 96

                    (v)       Transatlantic Reinsurance Co. -- 12/11/97--98 -- #
                              2546/97

                    (vi)      CNA  Reinsurance  Company Limited -- 6/1/99--00 --
                              #2546/99

                    (vii) PXRE Reinsurance Co. -- 9/8/98 until termination -- #D117

                    (viii)    PXRE Reinsurance Co. -- 9/8/98--9/8/99 -- #D117

                    (ix)      PXRE Reinsurance Co. -- 9/8/99--00 -- #D117C

                    (x)       PXRE Reinsurance Co. -- 10/20/98--99 --# D121

                    (xi)      PXRE Reinsurance Co. -- 10/20/99--00 -- #D121

                    (xii) The Hartford Steam Boiler Inspection and Insurance Co. -- various -- #1000251

                    (xiv)     PXRE Reinsurance Co. -- 9/1/99--00 -- #D129

                    (xv)      PXRE Reinsurance Co. -- #D130

          (B)       Assumed Business:

                    (i) RLI Insurance Co. -- various (1/1/94 -- present) (various programs; property & general liability)

                    (ii) Reliance Insurance Co. -- various (12/1/95 -- present) (AROMA -- general liability and lead)

                    (iii) Discover Reinsurance Co. -- various (12/1/95 -- present) (AROMA -- general liability and lead)

                    (iv) National Union Fire Insurance Co. of Pittsburgh, PA -- 12/10/97--98 (lead)

                    (v) Lumbermen's Mutual Insurance Co. -- 9/1/98--00 (business owner policies and commercial auto)

                    (vi)      Connecticut  Indemnity Insurance Co. -- 9/1/98--00
                              (POME)

                    (vii) National Union Fire Insurance Co. of Pittsburgh, PA -- 11/1/98--until terminated (PWC)

                    (viii)    Highlands Insurance Co. -- 8/1/99--00 (BOP)

                    (ix)      Genesis   Insurance  Co.  and  Genesis   Indemnity
                              Insurance Co. -- 9/1/99--00 (Hospitality program)

                    (x) PXRE Reinsurance Co.-- (AROMA -- general liability and lead)

                                  SCHEDULE 5.01

                     Conduct of Business Pending the Merger

                                      None.

                                  SCHEDULE 6.03

                           Confidentiality Agreements

          1. Mutual Non-Disclosure and Confidentiality Agreement, dated October 24, 2000, between the Company and Hub International Limited.

          2. Confidentiality Agreement, dated December 1, 2000 between the Company and Fairfax Financial Holdings Limited.

          3. Letter Agreement between the Company and ZS Fund LP, dated as of January 5, 2001.

                           Parent Disclosure Schedule


                        Delivered in connection with the

                          Agreement and Plan of Merger

                                      among


                           HUB INTERNATIONAL LIMITED,

                              416 ACQUISITION INC.

                                       and

                                 KAYE GROUP INC.

                          Dated as of January 19, 2001

     Pursuant to the Agreement and Plan of Merger dated as of January 19, 2001 (the "Agreement") among Hub International Limited ("Parent"), 416 Acquisition Inc. and Kaye Group Inc. (the "Company"), Parent hereby provides the following information in accordance with the referenced paragraphs of the Agreement. Except as otherwise limited herein, all information and disclosures contained in this Disclosure Schedule ("Disclosure Schedule") are made as of the date of the Agreement, and their accuracy is confirmed only as of that date and not at a time thereafter. Terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

     Every matter, document and item referred to, set forth or described herein under any section of this Disclosure Schedule shall be deemed to be disclosure under all relevant sections of this Disclosure Schedule and shall be deemed to qualify each of the representations and warranties of Parent in the Agreement, to the extent such matter, document or item may apply. The headings and descriptions of representations and warranties are for convenience of reference only and are not intended and do not alter the meaning of any provision of the Agreement.

     In accordance with the Agreement, Parent hereby discloses to the Company the following:

                                  Section 4.04

                                 Capitalization

Executive Share Purchase Plan: In January, 1999, Parent established an Executive Share Purchase Plan (the "ESP Plan") whereby certain employees of Parent and subsidiaries of Parent (the "Participants") have been extended loans ("ESPP Loans") from Bank of Montreal (the "Bank") to acquire Parent Common Shares. Parent may be called upon to purchase the ESPP Loans from the Bank pursuant to a Purchase Agreement between Parent and the Bank . Parent and the employing subsidiary of Parent pay interest on the ESPP Loans on behalf of the Participants and the shares vest as to 10% of the number of allocated shares per year while the respective Participant continues to be employed by Parent or a subsidiary. Shares to be allocated to employees may be either purchased on the market or issued from treasury. Parent is currently obligated to allocate approximately a further Cdn$8,824,678 in Parent Common Shares (the "Required Shares") to prospective Participants (including Parent Common Shares to be issued subsequent to completion of the transaction referred to under "Burnham Stewart Purchase" in Section 4.08 of the Parent Disclosure Schedule. It is presently anticipated that the Required Shares will be obtained from the existing inventory of unallocated shares in the ESPP Plan and from purchases from shareholders either directly or in the market at then current market prices.

Former Employee: Parent has an obligation in 2001 to purchase 87,062 Parent Common Shares from a former employee (price to reflect current trading price).

                                  Section 4.06

                               Permits; Compliance

Bank of Montreal: Approval required from Bank of Montreal in accordance with Credit Agreement between Parent (formerly "The Hub Group Limited") and Bank of Montreal, which consent has been obtained.

                                  Section 4.08

                             Undisclosed Liabilities

Burnham Stewart Purchase: Parent has entered into a letter of intent to purchase all of the issued and outstanding stock in Burnham Stewart Group, Inc., an insurance agency based in Michigan. The purchase price of US$28,164,000 will be paid as to $7,416,000 by certified check or bank draft and $20,748,000 by the issuance of Parent Common Shares at Cdn$17 per share. The transaction is anticipated to close at or about March 31, 2001.

ESPP Loan Guarantees: Parent has guaranteed the ESPP Loans (see "Executive Share Purchase Plan" under Section 4.04 of the Parent Disclosure Schedule).

Former Employee: See "Former Employee" under Section 4.04 of the Parent Disclosure Schedule.

Law Suits and Claims (including Errors and Omissions Claims): Certain of Parent's subsidiaries are subject to claims as summarized in the attached Addendum 4.08.

                                  Section 4.09

                                      Taxes

Roll-Overs: Parent will be filing S. 85 Election Forms with Revenue Canada in respect of certain inter-company share "roll-overs" executed in 1999 and 2000 for corporate organizational purposes.

                                  Section 4.12

                                     Brokers

Formal Valuation and Fairness Opinion: Parent has retained an investment banker to provide a formal valuation in respect of the Related Party Transactions and a fairness opinion in respect of the Merger.

                                  Section 4.13

                             Affiliate Transactions

Related  Party  Transactions:  Parent  will  be  completing  the  Related  Party
Transactions,   which  will  include   issuing  a  six-year   8.5%   convertible
subordinated debenture to Fairfax Financial Holdings Limited.

Management Bonus Agreements: Parent is party to a Management Bonus Agreement with each of its operating subsidiaries whereby a portion of the profit, if any, in the respective brokerage is allocated in accordance with a prescribed formula to management of the respective brokerage for distribution.

Executive Employment Agreements: Certain members of the management of Parent and its subsidiaries have entered into employment agreements (the "Executive Employment Agreements") with the respective employer. The Executive Employment Agreements address, inter alia, title, duties compensation, severance and non-competition obligations.

Leases: Certain of Parent's subsidiaries lease premises that are owned directly or indirectly by shareholders of Parent. The terms of such leases are commercially reasonable.

                                  Section 4.15

                             Indebtedness of Parent

Indebtedness: Parent indebtedness as at December 31, 2000 (exclusive of the indebtedness of subsidiaries) was $47,076,276 under the facility described under
Section 4.06 of the Parent Disclosure Schedule.

                                                                      EXHIBIT A
                                                              [To Agreement and
                                                                 Plan of Merger]


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT dated _________________, 2001.

BETWEEN:

                                BRUCE D. GUTHART

                                (the "Executive")

                                      -and-

                         KAYE GROUP INC., a corporation
                  incorporated pursuant to the laws of Delaware

                                 (the "Agency")

                                      -and-

                    HUB INTERNATIONAL LIMITED, a corporation
                  incorporated pursuant to the laws of Ontario

                                     ("Hub")


     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows.

1.   Interpretation

     (1)  In this Agreement:

          (a) "Agreement" means this agreement, all Schedules attached hereto and the amendments made hereto by written agreement between the Executive and the Agency;

          (b) "Basic Compensation" means the compensation indicated in Schedule "B";

          (c) "Benefits" means the benefits to which the Executive is entitled in accordance with Schedule "B";

          (d) "Cause" means (i) a material breach by the Executive of the provisions of this Agreement, which breach shall not have been cured by the Executive within thirty (30) days following notice thereof by the Agency to the Executive, (ii) the commission of gross negligence or bad faith by the Executive in the course of the Executive's employment, which commission has a material adverse effect on the Agency or Hub, (iii) the commission by the Executive of a criminal act of fraud, theft or dishonesty causing material damages to the Company or Hub,
               (iv) the Executive's conviction of (or plead nolo contendere to) any felony, or misdemeanor involving moral turpitude if such misdemeanor results in material financial harm to or materially adversely affects the goodwill of the Agency or Hub, or (v) such other act or omission that a court of competent jurisdiction declares in a written ruling to be a breach of the Executive's responsibilities hereunder of such materiality as to justify a termination of the Executive's employment by the Agency.

          (e) "Good Reason" means any breach of the terms of this Agreement by the Agency or Hub, including but not limited to any of the following:

                    (i) the assignment to the Executive of any duties substantially inconsistent with the Executive's positions as set forth on Schedule A, or a significant adverse alteration in the nature or status of the Executive's responsibilities or duties or the conditions of the Executive's employment compared to the responsibilities, duties and conditions in effect for the Executive's employment with respect to the business of the Agency immediately prior to the date of this Agreement, excluding any isolated and inadvertent action that is not taken in bad faith and that is remedied by the Agency or Hub, as applicable, within thirty (30) days after receipt of notice thereof given by the Executive;

               (ii) a reduction in the Executive's Basic Compensation;

               (iii)any  failure by the Agency or Hub to require  any  successor
                    (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Agency to assume expressly and agree to perform the provisions of this Agreement in the same manner and to the same extent that the Agency and Hub would be required to perform if no such succession had taken place;

               (iv) the  relocation  of the  offices at which the  Executive  is principally employed immediately prior to the date of the Closing hereunder to a location more than 20 miles from such location; and

               (v) the failure by the Agency or Hub to continue to provide the Executive with the benefits described on Schedule B.

          (f) "Death" means a natural death and, in addition, is deemed to include a continuous period of at least six months during which time the Executive has not been in the offices of the Agency during normal working hours and the Executive's whereabouts are unknown to the Agency;

          (g) "Disability" means the mental or physical state of the Executive is such that the Executive would be considered to suffer from a "total disability" or a "disability" or to be "totally disabled" or "disabled" in accordance with the Agency's group benefits insurance policy at the relevant time;

          (h)  "Hub" means Hub International Limited;

          (i)  "Hub Group" means Hub and the Subsidiaries;

          (j)  "Investment  Letter" means the investment  letter  referred to in item 4 of schedule D and attached as Exhibit A hereto which will be executed and delivered on the date hereof between the Executive and Hub.

          (k) "Management Bonus Agreement" means, subject to item 1 of Schedule D hereto, the Management Bonus Agreement attached as Exhibit B hereto which will be executed and delivered on the date hereof between the Agency and Hub, and a copy of which (as executed) will be provided to the Executive;

          (l)  "Restricted  Period"  means  the  two-year  period  ending on the
               second   anniversary  of  the   termination  of  the  Executive's
               employment hereunder for whatever reason;

          (m)  "Restricted   Stock   Arrangement"   means   the  plan  or  other
               arrangement referred to in item 3 of Schedule D;

          (n)  "Schedule" means a schedule to this Agreement;

          (o)  "Section" means a section or subsection of this Agreement;

          (p) "Services" means the positions, duties and the responsibilities set out in Schedule "A" to this Agreement, as the same may be amended or extended by agreement of the parties from time to time;

          (q) "Subsidiaries" means the "subsidiary companies", as defined in the Securities Act (Ontario), of Hub, including the Agency and Hub U.S. Holdings, Inc.;

          (r) "Vacation" means the vacation to which Executive is entitled, as contemplated in Schedule "B".

     (2) It is agreed by and between the parties hereto that the Schedules referred to herein, as itemized below and attached hereto, shall form a part of this Agreement and this Agreement shall be construed as incorporating such Schedules:

                  Schedule A    -    Services
                  Schedule B    -    Basic Compensation, Benefits and Vacation
                  Schedule C    -    Alternative Dispute Resolution
                  Schedule D    -    Additional Provisions

2.   Employment

     (1) The Agency agrees to employ the Executive during the term of employment hereunder in the positions and with the duties and responsibilities set out in Schedule A and the Executive accepts such employment and represents to the Agency that the Executive has the required skills and expertise to perform the Services.

     (2) During the term of employment hereunder the Executive agrees to devote the whole of the Executive's business time and attention to the Services, and to the other activities contemplated in item 1 of Schedule D, in a conscientious and competent manner and with the utmost integrity.

     (3) The Executive shall perform the Services primarily at the office of the Agency located in the City of New York, NY in the United States of America and at such other locations as the

          Agency's and Hub's reasonable needs may dictate from time to time, provided that the Executive will not be required to move the Executive's residence.

     (4) During the term of employment hereunder, Hub shall put forth, and management shall recommend, the Executive for election to the Board of Directors of Hub at each annual general meeting of the stockholders of Hub.

     (5) During the term of employment hereunder the Executive shall be entitled to the benefits of: (a) all indemnification provisions contained in the Agency's and Hub's Certificate of Incorporation or Articles of Incorporation or by-laws, as the case may be (and for this purpose, the Agency and Hub agree that no amendment shall be made thereto which materially changes such indemnification provisions, other than to enhance the protection thereby afforded to the Executive); and (b) all of the Company's insurance policies, including directors and officers liability policies, to the extent that such policies are generally applicable to other officers and directors.

3.   Remuneration and Benefits

     (1) During the term of employment hereunder the Agency shall pay the Executive the Basic Compensation in such payment periods as are established from time to time by the Agency for its employees, subject to deduction and remittance to the appropriate governmental authority of all applicable taxes and other amounts.

     (2) The Executive shall be entitled to and the Agency shall provide the Benefits.

     (3) The Agency shall reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in performing the Services, in accordance with approved budgets.

     (4) The Executive shall be entitled to the Vacation, to be scheduled at the mutual convenience of the parties.

     (5) The Executive shall be entitled to participate in the Management Bonus Agreement as an Eligible Manager (as defined therein) on the basis that notwithstanding any discretion otherwise exercisable by the President of the Agency as to the payment of bonuses under the Management Bonus Agreement, the Executive shall receive 50% of the aggregate of any bonus paid thereunder to the Eligible Managers collectively to a maximum annual amount equal to the Basic Compensation for the period of one year. The Executive shall be "President of the Agency" for purposes of the foregoing sentence and in that capacity shall have the authority to exercise the discretion as to the payment of bonuses under the Management Bonus Agreement.

4.   Property, Confidentiality and Non-Solicitation

     (1) Property. The Executive acknowledges and agrees that all books of business, policies of insurance, documents, computer records, vouchers and other books, papers and records connected with the business of the Agency or the other Subsidiaries of Hub Group, whether paid for, serviced or produced by the respective corporation of Hub Group or not, are the property of the respective corporation and shall be at all times open to the respective corporation for the purposes of examination, and shall be turned over and surrendered to the respective corporation or its representatives upon the order of the respective corporation or on the termination of the Executive's employment with the Agency for any reason whatsoever.

     (2) Confidentiality. The Executive acknowledges that in the course of carrying out the Executive's duties to the Agency, the Executive will have access to and will be entrusted with confidential information concerning the business and corporate affairs of the Agency, the other corporations of Hub Group and their clients ("Confidential Information"), including information pertaining to the respective corporation's relationships with insurance carriers, employee and producer compensation structures, client underwriting and policy renewal information, internal accounting procedures, policies and information, unique insurance product features, insurance programs developed by the respective corporation (with or without the assistance of the Executive), marketing strategies and employee training procedures. The Executive agrees that all Confidential Information acquired by the Executive or disclosed to the Executive shall be held in the strictest confidence. The Executive shall not disclose any Confidential Information to any other person without the prior written consent of the respective corporation, except as may be required for the Executive to fulfill the Executive's employment duties to the Agency or as may be required by law. The Executive shall not make use of any Confidential Information for the Executive's own benefit or for the benefit of any other person or persons, firm, partnership, association or corporation other than Hub Group, or assist others in so doing; provided that nothing herein shall prohibit the Executive from using Confidential Information that:

          (a) was readily available to the public at the time such information was available to the Executive;

          (b) became readily available to the public after the time such information was made available to the Executive other than through a breach of this Agreement; or

          (c) is lawfully and in good faith obtained by the Executive from an independent third party without a breach of this Agreement.

         The Executive acknowledges and agrees that the disclosure of any Confidential Information to competitors of the Agency or the other corporations of Hub Group or to the general public in violation of the terms of this Section 4(2) may be highly detrimental to the business interests of Hub Group. The Executive acknowledges and agrees that the right of Hub Group to maintain Confidential Information as confidential in accordance herewith constitutes a proprietary right that the respective corporation is entitled to protect. Unless otherwise agreed to by the respective corporation, all Confidential Information shall be and shall remain the sole and exclusive property of the respective corporation subject to the terms of this Section 4(2). The Executive shall return to the Agency, forthwith upon the effective date of termination of the Executive's employment for any reason whatsoever, all records of Confidential Information in the possession of the Executive which were acquired in connection with the Executive's employment by the Agency. The Executive hereby agrees with the Agency that, in the event of any breach by the Executive of the provisions of this Section 4(2), the respective corporation(s) of Hub Group shall be entitled to equitable relief, including an injunction and specific performance, in any competent court having jurisdiction over the Executive, in addition to all other remedies available to the respective corporation at law or in equity.

     (3)  Non-Competition and Non-Solicitation

          (a) The Executive covenants and agrees that the Executive will not, without the prior written consent of the Agency, during the Restricted Period, either individually, in partnership, jointly, or in conjunction with any other person or persons, firm, partnership, association, company, corporation or any other entity as principal, agent, employee, shareholder, or in any other capacity whatsoever carry on or be engaged in any aspect of the insurance agency business in the United States, or advise, lend money to, guarantee the debts or obligations of, or permit the Executive's name or any part thereof to be used or employed by any other person or persons, firm, partnership, association, company, corporation or any other entity engaged in any aspect of the insurance agency business in the United States. Notwithstanding the foregoing, the provisions of this Section 4(3)(a) shall not:

               (i) apply in the event that this Agreement is terminated by the Agency without Cause or by the Executive for Good Reason, including in accordance with Section 5(2); or

               (ii) prohibit the Executive from directly or indirectly owning up to 10% of the issued capital stock of any public company the price of whose shares is quoted in a published newspaper of general circulation.

          (b) The Executive agrees that during the Restricted Period the Executive shall not directly or indirectly approach or solicit any client, employee or producer of Hub Group except for the benefit of Hub Group or attempt to direct any such client, employee or producer away from Hub Group, subject to the same limitation set forth in the last sentence of Section 4(3)(a) above.

          (c) If the Executive violates any of the provisions of Section 4(3)(b), the Executive shall pay to Hub a sum equal to one and one-half times the annual renewal commissions generated by clients obtained by the Executive in violation of Section 4(3)(b).

          (d) The amount payable by the Executive under Section 4(3)(c) shall be paid in cash and as soon as it is determinable and may be set off by the Agency against any amount owing or to become owing by the Agency or Hub to the Executive. The Executive acknowledges that the said amount is a reasonable calculation of the respective corporation's liquidated damages given the interest of the corporation in maintaining its client base and the future profits which would be foregone by the corporation if the Executive violates the provisions of Section 4(3)(b). The Executive further acknowledges that the payment by the Executive pursuant to Section 4(3)(c) shall in no way limit the other remedies to which the respective corporation of Hub Group may be entitled as a result of the Executive's breach of Section 4(3)(a) or (b). Without limiting the generality of the foregoing, the Executive recognizes that a breach by the Executive of any of the covenants contained in Section 4(3)(a) would result in ongoing damages to the respective corporation of Hub Group and that Hub Group may not be adequately compensated for such damages by the payment of the amounts contemplated in Section 4(3)(c). The Executive agrees that in the event of any such breach, and in addition to any other remedies available to Hub Group at law or otherwise, Hub shall, on behalf of the respective corporation of Hub Group, be entitled as a matter of right to apply to a court of competent jurisdiction for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by the Executive with the provisions of Sections 4(3)(a) and (b).

     (4) The Executive agrees that all restrictions in this Section 4 are necessary and fundamental to the protection of the business of the Agency and the other corporations of Hub Group and are reasonable. If, at the time of enforcement of this Section 4, a court should hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area that is reasonable under such circumstances shall be substituted for the stated scope, duration or area, as the case may be, and the court shall be allowed to revise the relevant restrictions contained herein to cover the maximum period, scope and area permitted by law.

5.   Term and Termination

     (1) This Agreement and the term of the employment of the Executive hereunder shall be for an indefinite term, subject to termination in accordance with the terms of this Agreement.

     (2) This Agreement and the term of the employment of the Executive hereunder may be terminated by the Agency for any reason whatsoever by written notice to the Executive, or by the Executive for Good Reason by written notice to the Agency, provided that, in the event that the Agreement is terminated in accordance with this Section 5(2), the Executive shall be:

          (a) paid the Basic Compensation for the period up to the effective date of termination;

          (b) paid a portion of the Management Bonus payable for the year during which the Executive's employment is terminated calculated by dividing the Management Bonus for that year by twelve and multiplying it by the number or months or portions of a month of that year up to and including the effective date of the termination of the Executive's employment; and

          (c) entitled to continue to receive an amount equal to the Basic Compensation and the group insurance and automobile allowance components of the Benefits for the severance period hereinafter defined.

          For the purposes of this Section 5(2), "severance period" means the period commencing as at the effective date of such termination and ending on the first anniversary of the date thereof. Notwithstanding the foregoing, in the event that the Executive breaches any of the provisions of Section 4, effective as at the date of such breach the Executive shall cease to be entitled to any further payment, provided that in no event shall the Executive be paid an amount that is less than the prescribed minimum under applicable employment standards legislation.

     (3) Notwithstanding Section 5(2), this Agreement may be terminated immediately by the Agency for Cause, without further obligation to the Executive, provided that the Executive shall be entitled to receive an amount equal to the Basic Compensation and the Benefits to the date of termination.

     (4) Notwithstanding Section 5(2), this Agreement may be terminated by the Agency on notice to the Executive due to the Disability of the Executive, upon ninety (90) days' notice to the Executive.

     (5) Notwithstanding Section 5(2), this Agreement shall be terminated immediately upon the Death of the Executive or, unless otherwise agreed by the parties, upon the Executive attaining sixty-five (65) years of age.

     (6) Upon termination of this Agreement in accordance with Section 5(2) the Executive shall have no other claim against the Agency for damages for failure to give reasonable notice or pay in lieu of notice or severance pay, except as set out in Section 5(2).

     (7) In the event of termination of this Agreement in accordance with the terms hereof, the provisions of Section 4 shall continue in full force and effect.

6.   Alternative Dispute Resolution

     The parties agree to submit any disputes to mediation in accordance with the procedures set out in Schedule C.

7.   General Provisions

     (1) In the event any payment, distribution or other benefit received by the Executive under this Agreement or any other contract or arrangement (including, but not limited to, any acceleration of the exerciseability of any stock option or the vesting of any stock or other property or any payment made to the Executive in connection with a change of control of the Agency or Hub or any severance payment provided herein) (a "Payment") would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986 (such excise tax, together with any similar tax under any new or replacement provision to such Section 4999, are hereinafter collectively referred to as the "Excise Tax"), including any payment, distribution or other benefit that when aggregated with any other payment, distribution or other benefit (whether or not such received or made pursuant to this agreement) results in the imposition of the Excise Tax, then the Executive shall be entitled to receive an additional payment (a
          "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including without limitation, any Excise Tax or other tax imposed upon any amounts received under this Section 7(1), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All determinations required to be made under this Section 7(1), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Agency's independent accounting firm which shall provide detailed supporting calculations both to the Agency and the Executive within 15 business days of the receipt of notice from the Executive that there has been or will be a Payment, or such earlier time as is requested by the Agency.

     (2) Any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Executive by the Agency, other than the Management Bonus Agreement, are hereby terminated and cancelled and each of the parties hereto hereby releases and forever discharges the other hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

     (3) The provisions hereof, when the context permits, shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of the Agency, respectively.

     (4) This Agreement shall be construed in accordance with the laws of the Sate of New York and the laws of the United States applicable therein.

     (5) If any covenant or provision of this Agreement is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and this Agreement shall be read and construed as if such void or unenforceable provision were excluded from this Agreement.

     (6) Any notice, demand, request, consent, approval or waiver required or permitted to be given hereunder shall be in writing and may be given to the party for whom it is intended by personally delivering it to such party or by mailing the same by prepaid registered mail:

          (a)  In the case of the Agency, to:

                  Kaye Group Inc.
                  122 East 42nd St.
                  New York, NY
                  10168

                  Attention: Chief Financial Officer

          (b)  In the case of the Executive:

                  2794 Lindenmere Drive
                  Merrick, New York 11566

          (c)  In the case of Hub:

                  Hub International Limited
                  55 East Jackson Boulevard
                  Chicago, IL
                  60604

              Any such notice or other documents delivered personally shall be deemed to have been received by and given to the addressee on the day of delivery and any such notice or other documents mailed, as aforesaid, shall be deemed to have been received by and given to the addressee on the third business day following the date of mailing. Any party may at any time give notice to the other or any change of address.

     (7) All amounts referred to herein and in the Schedules hereto are in U.S. currency unless otherwise indicated.

8.   Additional Provisions

     The  provisions in Schedule D form part of this Agreement.


     IN WITNESS THEREOF the parties hereto have hereunto executed this Agreement as of the day and year first above written.

HUB INTERNATIONAL LIMITED                    KAYE GROUP INC.
By:                                          By:
_____________________________                __________________________________

Name:                                        Name:
Title:                                       Title:
I have authority to bind the                 I have authority to bind the
corporation.                                 corporation.

SIGNED AND DELIVERED in the presence of: )
                                         )
                                         )
(Signature)                              )
                                         )
_________________________________________
(Print Name)                             )
                                         ) ____________________________________
_________________________________________  BRUCE D. GUTHART
(Address)

                                   SCHEDULE A
                                    SERVICES

The Executive shall be the President and Chief Executive Officer of the Agency and in that capacity shall perform such duties and shall have such authority as are customary and appropriate to those positions and as are consistent with the duties and authority of the Executive in connection with his employment with respect to the business of the Agency prior to the date of this Agreement, including, without limitation, the full authority and responsibility for the day-to-day management of the Agency (including hiring and firing personnel) in a manner consistent with prior practice; and the Executive shall have such additional duties and responsibilities consistent with his positions as described above as the Agency, acting reasonably, may assign from time to time (all of the foregoing, collectively, the "Services").

                                   SCHEDULE B

                               BASIC COMPENSATION


The Agency will pay the Executive an annual salary of $500,000.


                                    BENEFITS


o Group insurance (including medical, extended health, dental, short and long term disability and life insurance) and such other benefits as are made available to employees of the Agency, provided that the Executive qualifies for coverage under such plans.

o The Agency shall provide the Executive with the same additional benefits he received under his employment agreement dated as of January 2, 1997 (a copy of which has been provided to the Agency and Hub), including but not limited to the benefits enumerated in section 2(c)(iii) thereof.


                                    VACATION


The Executive shall be entitled to a minimum of four (4) weeks vacation per year and such additional vacation as may be agreed upon by the parties and as is reasonable under all of the circumstances, including the amount of vacation taken by other executives of similar standing in Hub Group (the "Vacation").

                                   SCHEDULE C

                         ALTERNATIVE DISPUTE RESOLUTION

1. Disputes will be submitted to mediation before a mediator in New York, New York as a condition precedent to resort to litigation by any party to this Agreement; provided, however, any party may seek injunctive relief in court to preserve the status quo pending the completion of mediation. The mediator shall be chosen by mutual agreement of the parties; provided, however, if the parties are unable to agree upon a mediator within ten days, the mediation shall be conducted by a mediator to be identified by the parties within 30 days of the execution hereof.

2. At such time as a dispute shall arise that is submitted to mediation, each of the parties shall execute such mediation agreement in such form as shall then be used by the chosen mediator or mediation firm for such purposes and shall join in a request that the mediator provide an evaluation of the parties' cases and of the likely resolution of the dispute if not settled. The cost of the mediator and mediation shall be borne equally by the parties.

3 In the event that one party to this Agreement is willing to accept the mediator's proposed resolution of the dispute, if any, but the other party (the "Contesting Party") elects to pursue claims in a court of competent jurisdiction and the determination of the rights of the Contesting Party under the final judgment of the court on the Contesting Party's claim(s) is less advantageous to the Contesting Party than the determination of such rights contained in the mediator's evaluation of such claim(s), the Contesting Party shall be deemed to have agreed to pay the costs and expenses of litigation of such claim(s), including reasonable attorneys' fees of the other party to the litigation.

                                   SCHEDULE D

                              ADDITIONAL PROVISIONS

1. The Executive, the Agency and Hub agree that, simultaneously with the execution and delivery of this Agreement, the Management Bonus Agreement will be executed and delivered in substantially the form attached as Exhibit B to this Agreement; provided, however, that prior to such execution and delivery that agreement will require certain modifications to correctly reflect the understanding of the parties that the Eligible
     Employees referred to therein will be entitled to the same bonus of $1,333,000 in any future year in which the Agency produces "NIBGAIT" (as defined therein) of $17,571,000 and to correctly reflect the calculation of NIBGAIT in accordance with the one-page schedule (entitled "NIBGAIT Analysis") attached to Exhibit B. Further, if NIBGAIT is affected by a change in the corporate organization structure of the Agency, NIBGAIT will be revised.

2. Hub hereby appoints the Executive as the President of the U.S. Operations of Hub International Limited and the Executive hereby accepts such appointment, to continue for the duration of the Executive's employment under this Agreement, provided that, save and except for reimbursement for expenses incurred in the fulfillment of such office, the Executive shall not be entitled to any further compensation beyond that contemplated herein. The Executive shall perform such duties as Hub, acting reasonably, shall assign from time to time in connection such position, provided that such duties shall not interfere with the Executive's ability to provide the Services.

3. The Executive, the Agency and Hub agree that promptly after the execution and delivery of this Agreement, Hub will establish a restricted stock plan or arrangement for the benefit of various employees of the Hub Group (the "Restricted Stock Arrangement") pursuant to which Hub will contribute for the benefit of certain key employees of the Company (including the Executive) a number of shares (the "Kaye Agency Shares") of its common stock having a value of $3,000,000 (U.S.) with each share valued at $17.00 (Canadian). The exchange rate for this purpose shall be 1.5 Canadian Dollars to each U.S. Dollar. The Restricted Stock Arrangement shall include the following provisions:

     *    One-third  of  the  Kaye  Agency  Shares  in  the   Restricted   Stock
          Arrangement shall be allocated to the Executive.

     * The Executive shall have the authority to allocate the remaining two-thirds of the Kaye Agency Shares among certain key employees of the Agency.

     * The awarded stock vests as to 50% after 5 years (unless waived by the executive) and 50% after 10 years.

     * The award will cease to vest if the executive has for any reason ceased to be an employee before the award vests, except in the following cases:

          -    Normal retirement age (award vests fully);

          -    Dismissal without just cause (award vests fully);

          -    Death (award vests pro rata); and

          -    Long-term disability (award vests pro rata)

                              ADDITIONAL PROVISIONS


4. The Executive and Hub agree that, simultaneously with the execution and delivery of this Agreement, they shall execute and deliver the Investment Letter in the form attached as Exhibit A and shall consummate the transactions contemplated therein as promptly as practicable.

                                                                       EXHIBIT A
                                                                   [To Executive
                                                           Employment Agreement]

                            HUB INTERNATIONAL LIMITED
                             55 East Jackson Street
                             Chicago, Illinois 60604



                                                             __________ __, 2001

Mr. Bruce D. Guthart
c/o Kaye Group, Inc.
122 East 42nd Street
New York, New York 10168

              Re: Investment In Shares of Hub International Limited

Gentlemen:

     Reference is hereby made to that certain agreement and plan of merger (the "Merger Agreement") dated as of January __, 2001 between Kaye Group Inc., a Delaware corporation (the "Company"), Hub International Limited, an Ontario corporation ("Hub"), and 416 Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Hub ("Merger Sub"), pursuant to which the Company will be merged with Merger Sub (the "Merger").

     This letter agreement is being executed and delivered simultaneously with the effective time under the Merger Agreement and sets forth the agreement of Bruce D. Guthart ("Guthart"), a stockholder and the Chief Executive Officer of the Company, with respect to the investment by Guthart in shares of the common stock, par value $.__ per share (the "Hub Common Stock"), of Hub.

     It is agreed as follows:

     1. Guthart owns 1_______ shares of the common stock, par value $.01 per share (the "Company Common Stock"), of the Company. Based upon that number of shares of Company Common Stock, as a result of the Merger, Guthart will receive aggregate merger consideration of $______ , consisting of $______ (U.S.) in cash and $______ (U.S.) in principal amount of Parent Debentures (as defined in the Merger Agreement); Hub may elect under the Merger Agreement to reduce or eliminate the amount of the merger consideration to be paid in Parent Debentures and pay cash in lieu of the Parent Debentures reduced or eliminated (the


-------------------
1 All blanks will be filled in prior to signing this agreement.

"Cancellation Amount"). In the event that Hub purchases for cancellation Guthart's Parent Indentures for cash, Guthart shall purchase Hub Shares as referred to below. For the purpose of improving the parties' overall tax position, the parties agree to consider any alternative structures for the payment of the Hub Shares referred to below without disadvantaging either of the parties.

     2. Guthart will be entitled to a bonus from the Company (the "Bonus") immediately prior to the effective time of the Merger, in an amount of cash of up to $______ (U.S.), to be determined pursuant to a letter agreement between the Company and Guthart dated January 19, 2001.

     3. (a) Guthart wishes to invest the entire Net Cash Amount (as defined in paragraph 3(b) below) in shares of Hub Common Stock. Accordingly, Guthart hereby agrees to purchase from Hub, and Hub hereby agrees to sell to Guthart, promptly after receipt by Guthart of the merger consideration (and the Cancellation Amount, if applicable) and the Bonus, a number of shares (the "Shares") of Hub Common Stock determined by dividing the Net Cash Amount by a purchase price of $13 (Canadian) (which translates to $8.66-2/3rds (U.S.) at the exchange rate agreed to by the parties). The aggregate purchase price to be paid by Guthart for the Shares shall be the Net Cash Amount. Upon purchase as contemplated hereby, each of the Hub Shares shall be duly authorized, validly issued, fully-paid and non-assessable.

     (b) For purposes of this agreement, the "Net Cash Amount" shall equal the sum of (i) the total merger consideration of $_______ (U.S.) to be received by Guthart times less 25% thereof (which percentage has been agreed upon by the parties as the percentage to be used for this purpose to approximate the capital tax rate applicable to Guthart) and (ii) the amount of the Bonus less 45% thereof (which percentage has been agreed upon by the parties as the percentage to be used for this purpose to approximate the combined ordinary income tax rate applicable to Guthart).

     4. As you know, the Shares are not registered under the securities laws and therefore cannot be sold or transferred unless so registered or unless an exemption is available. Accordingly, you may need to hold the Shares for an indefinite period of time. You are acquiring the Shares for investment for your own account and have no understanding or arrangement to sell or transfer any of the Shares.

     5. The Shares will be subject to an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit A to this letter agreement. Simultaneously with the purchase of the Shares, Guthart and Hub will enter into the Escrow Agreement with an escrow agent mutually acceptable to them.

     6. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed entirely in New York.

     If the foregoing correctly sets forth our understanding, please so indicate by signing in the space provided below.

                                       Very truly yours,

                                       HUB INTERNATIONAL LIMITED


                                       By: _________________________
                                           Name:
                                           Title:

ACCEPTED AND AGREED:


--------------------------------
Bruce D. Guthart

                                                                       EXHIBIT B
                                                                   [To Executive
                                                           Employment Agreement]


                           MANAGEMENT BONUS AGREEMENT

                    THIS AGREEMENT dated __________________, 2001.

BETWEEN:

                    HUB INTERNATIONAL LIMITED, a corporation incorporated under the laws of Ontario ("Hub")

                    - and -

                    KAYE GROUP INC., a corporation incorporated under the laws of the State of Delaware (the "Agency")



          RECITALS:

A.        the Agency is a wholly owned subsidiary of Hub; and

B. the parties wish to set out the terms and conditions pursuant to which certain of the profits of the Agency shall be distributed to the Eligible Managers (as hereinafter defined), in consideration for the Eligible Managers providing management services to the Agency and to Hub;

          NOW THEREFORE in consideration of the mutual covenants and agreements contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


1.        Definitions

          In this Agreement,

          "Acquired  Agency" means any agency acquired by the Agency pursuant to section 5 hereof;

          "Agency" includes the Subsidiaries of the Agency, if any, unless the context otherwise requires;

          "Basic  Profit" of the Agency for any fiscal  year  means,  subject to section 5(a)(iii) hereof, an amount equal to 28.3% (the "Basic Profit Percentage") of the revenue of the Agency for that fiscal year from all sources, net of brokerage commissions paid or payable to third parties.

          "Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the State of New York;

          "Eligible Managers" means such individuals identified in writing to Hub by Bruce D. Guthart, the President of the Agency, who participate in the management of the Agency and who Mr. Guthart determines are entitled to compensation pursuant to this Agreement from time to time, collectively;

          "Net Income" means [to be developed (in accordance with the "NIBGAIT Analysis" attached hereto as Exhibit A) after execution of the Agreement and Plan of Merger.];

          "NIBGAIT" of the Agency, for any fiscal year, means Net Income for that fiscal year plus the amount of any goodwill amortization or impairment charge, interest expense and income taxes in each case to the extent such items have been deducted in the determination of Net Income for that period; provided, however, that, anything to the contrary in the foregoing notwithstanding, in determining NIBGAIT for any period, (i) there shall be included any goodwill amortization expense attributable to deferred charges that arise in the normal course of operations (such as amortization of computer software, software rights and related licenses); (ii) there shall be excluded any cost, expenses or liabilities incurred in connection with the negotiation, execution, delivery and performance of the acquisition of the Agency by Hub (the "Acquisition"), (iii) there shall be excluded any brokerage or finder's commission, fees or similar compensation for the Acquisition; (iv) there shall be excluded any expenses for legal fees and costs related to the negotiation and consummation of the Acquisition; (v) there shall be excluded any management fees, overhead charges or similar corporate expenses attributable to Hub's ownership of the Agency whether or not such charges are actually levied or paid and whether or not such charges are in accordance with Hub's customary practices; (vi) there shall be excluded any expense relating to the amount of "excess NIBGAIT over Basic Profit" to be shared between Hub and the Eligible Managers pursuant to this Agreement and (vii) there shall be excluded any amount relating to any cost or expense for which Hub ultimately obtains indemnification under the merger agreement relating to the Acquisition.

          "Shortfall" means, from time to time, the cumulative amount by which the Agency's NIBGAIT for all fiscal years ending after the date of this Agreement is less than the Basic Profit applicable for such fiscal years, subject to reduction pursuant to section 4(a) hereof;

          "Subsidiary" means a corporation, partnership, association or other entity that is wholly-owned by the Agency or by a Subsidiary of the Agency; and

          "Year-End Profitability Bonus" means the bonus to which the Eligible Managers are entitled if the Agency's NIBGAIT exceeds Basic Profit, as set out in section 2(a) hereof.

2.        Year-End Profitability Bonus

          (a) Subject to the prior payment of any Shortfall, the excess of NIBGAIT over Basic Profit for any fiscal year of the Agency shall be shared between Hub and the Eligible Managers as to 50% each. This sharing shall continue for a minimum of ___ fiscal years after the date of this agreement and shall commence as provided in section 2(e) below. A "fiscal year" shall mean a period beginning January 1 and ending December 31 of each year.

          (b) The Year-End Profitability Bonus, if any, will be allocated amongst the Eligible Managers in accordance with the instructions provided to the Agency by the President of the Agency.

          (c) Payment of the Year-End Profitability Bonus, if any, will be made on or before the date which is thirty (30) days after completion of the audited financial statements for the Agency for the respective fiscal year of the Agency, but in any event not later than ___ days after the end of each respective fiscal year.

          (d) The portion of Year-End Profitability Bonus payable to any individual in the event that his/her employment with the Agency is terminated by the Agency, without just cause, in respect of the year in which his/her employment is so terminated, will be a portion calculated by dividing the total amount allocated to such individual for that year (as determined under sections 2(a) and 2(b)) by twelve and multiplying it by the number of months or portions of a month of that year up to and including the effective date of termination of the individual's employment. An individual shall not be entitled to share in the Year-End Profitability Bonus in respect of any year in which such individual's employment ceases by way of the individual's voluntarily resignation or by termination at the instance of the Agency for just cause.

          (e) Except as may be otherwise agreed by the parties, a Year-End Profitability Bonus will not be paid under this Agreement in respect of the fiscal year in which the Agency is acquired by Hub if the acquisition is completed after June 30. In the case of completion on or prior to June 30, the Agency shall prepare a reasonable interim budget for the period commencing as at the date of closing of the acquisition of the Agency by Hub and ending December 31 of the same year (to be reviewed and approved by Hub) and the Year-End Profitability Bonus shall be calculated and payable based upon such interim budget.

4.        Shortfall

          Notwithstanding the foregoing, in the event that a Shortfall exists, the Shortfall shall be reduced by such amounts as otherwise would have been distributed to the Eligible Managers as a Year-End Profitability Bonus.

5.        Acquisitions and Divestitures

          (a) If after the date hereof the Agency wishes to acquire another business unit or divest itself of any business unit:

                    (i) such transaction acquisition shall be completed only with the consent of Hub;

                    (ii) the purchase price of any acquisition (including related legal, accounting and other professional fees approved by Hub) will be funded by Hub; (iii) the purchase price of any divestiture (net of related legal, accounting and other professional fees approved by Hub) will be paid over to Hub;

                    (iv) upon completion of the transaction, the Basic Profit will be increased or decreased, as appropriate, in an amount to be determined in the reasonable determination of the Agency and Hub based on an assessment of all the circumstances pertaining to the transaction including, without limitation, the number of days of the fiscal year during which the Agency was entitled to the revenue of the acquired or disposed business unit (from all sources), with such determination to be subject to the concurrence of Bruce D. Guthart; and

                    (v) the Year-End Profitability Bonus will be based on the operations of the Agency including the acquired business unit and excluding the divested business unit.

6.        Other Arrangements

          For greater certainty, in the event that the Agency enters into any arrangements in respect of: (a) a captive reinsurance company created to reinsure selected business generated by the Agency and any other insurance broker owned and/or controlled by Hub, or (b) the sharing of net revenues in respect of any business generated by the Agency, any revenue of the Agency resulting from such arrangements shall be included in calculating the revenue of the Agency for the purposes of calculating NIBGAIT (to determine the Year-End Profitability Bonus, if any).

7.        Hub Covenant

          Hub agrees to cause the Agency to fulfill its commitments and obligations under this Agreement in accordance with the terms and conditions provided for herein.

8.        Distribution of Balance

          The net profit of the Agency, other than the Eligible Managers' Share, may be distributed or retained by the Agency as Hub, in its sole discretion, may determine.

9.        [Financial Benchmarks]

          [(a) The Agency will be required to prepare and submit to the Audit Committee of Hub such information as the Audit Committee may reasonably request from time to time in order to allow it to perform the following functions in respect of the Agency and such other functions as are typical of an audit committee, including, without limitation:]

                    o         [[review executive compensation
                    o review accounts receivable policies and accounts receivable management
                    o         ensure adherence to generally accepted  accounting
                              principles and Hub's accounting policies
                    o         review  management of insurance company payables o
                              review all employee terminations and related documentation
                    o         review employee contracts
                    o         review   compensation   structure
                    o         compare all revenue and expense categories against

                              Hub's financial benchmarks o analyze contingent profits received
                    o         review  all  lease  contracts  and  commitments
                    o         review capital  expenditures and compare to budget
                              submitted
                    o         prepare   summary   report   with   findings   and
                              recommendations
                    o         review  selling  costs  re  eligibility   and  tax
                              deductibility]]

          [(b) Upon the recommendation of Hub's Audit Committee, acting reasonably, the Agency will adopt and implement such systems, procedures and measures as are required to cause the Agency to achieve at least Basic Profit and a NIBGAIT Percentage of [__]%, including to restructure the compensation scheme of the Eligible Managers.]

10.       Notice

          (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fifth (5th) Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted
                    below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communication shall be addressed as follows:

                    (i)       if to Hub:

                              Hub International Limited
                              55 East Jackson Boulevard
                              Chicago, IL  60604

                              Attention:                General Counsel
                              Telecopier number:        (312) 279-4981

                    (ii)      if to the Agency:

                              Kaye Group Inc.
                              122 East 42nd St.
                              New York, NY  10168

                              Attention:                President
                              Telecopier number:        (212) 867-0368

11.       Assignment; Third Party Beneficiaries

          This Agreement shall not be assigned by any of the parties hereto without the express written consent of the other parties hereto. Bruce
          D. Guthart and the other Eligible Managers shall be intended third party beneficiaries of this Agreement and shall have the right to enforce this agreement against the parties hereto.

12.       Headings

          The inclusion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

13.       Invalidity of Provisions

          Each of the provisions contained in this agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

14.       Entire Agreement

          This Agreement and the Schedule attached hereto constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, representations or agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers and agents, to any other party hereto or its directors, officers and agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

15.       Waiver, Amendment

          Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

16.       Currency

          Except as expressly provided in this Agreement, all amounts in this agreement shall be paid in U.S. currency.

17.       Governing Law

          This agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.       Counterparts

          This  agreement  may be  signed  in  counterparts  and  each  of  such
          counterparts   shall   constitute   an  original   document  and  such
          counterparts, taken together, shall constitute one and the same instrument.

19.       Arbitration

          Any question, dispute or disagreement (hereinafter referred to as the "Dispute") arising under or pertaining to this Agreement including the interpretation, application construction of this Agreement or any part thereof shall be determined by arbitration accordance with the following terms and provisions:

          (a) the Dispute shall be submitted to a single arbitrator as may be agreed upon by the parties to such Dispute, provided that if a single arbitrator has been requested by one of the parties and the other party fails to agree on a single arbitrator, then the Dispute may be referred to a board of three (3) arbitrators, two (2) to be named, as to one (1) each, by the parties and the third to be appointed by the first two (2) named arbitrators;

          (b) if either party shall refuse or neglect to appoint an arbitrator within ten (10) Business Days after the other party shall have appointed an arbitrator and shall have served a written notice upon the party so refusing or neglecting to appoint an arbitrator, then the arbitrator first appointed shall proceed to hear and determine the Dispute as if he or she were a single arbitrator appointed by both parties or the purpose;

          (c) if two (2) arbitrator are so named within the time prescribed and they do not agree within a period of ten (10) Business Days upon the appointment of the third arbitrator, then each arbitrator shall prepare a list of three independent arbitrators. Each arbitrator will have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven (7) Business Days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the arbitrators;

          (d) the determination of the Dispute which shall be made by the said arbitrators of a majority of them, or by a single arbitrator, as the case may be, shall be final and binding upon the parties hereto and the costs of the arbitration and remuneration of the third arbitrator shall be borne equally between all parties thereto, each party bearing the remuneration of the arbitrator appointed by it; and

          (e) the arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of the parties to this Agreement. Except as otherwise provided in this Section 19 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any final determination hereunder shall be governed by, and shall be enforced pursuant to, the State of New York.


          IN WITNESS WHEREOF the parties hereto have executed this agreement on the date first above written.


HUB INTERNATIONAL LIMITED                  KAYE GROUP INC.



by:__________________________________      by:__________________________________
   Name:                                      Name:
   Title:                                     Title:

                                                                       EXHIBIT A
                                                          [To Investment Letter]

                                ESCROW AGREEMENT

THIS AGREEMENT dated as of ___________, 2001, among:

          FAIRFAX  FINANCIAL  HOLDINGS  LIMITED,   a  corporation   incorporated
          pursuant to the laws of Canada

          ("Fairfax")

AND:

          HUB INTERNATIONAL LIMITED, a corporation incorporated pursuant to the laws of Ontario

          ("Hub")

AND:

          BRUCE D. GUTHART

          (the "Shareholder")

AND:

          CIBC MELLON TRUST COMPANY, a trust company pursuant to the laws of Canada

          (the "Escrow Agent")

WHEREAS:

A. the Shareholder has agreed to deposit with the Escrow Agent the aggregate number of Hub common shares, as set forth on Schedule A hereto (and any replacement securities in respect thereof) (the "Escrow Property"), to be held by the Escrow Agent pursuant to the terms of this Agreement;

B. Fairfax is a substantial shareholder of Hub;

C. the Escrow Agent has agreed to hold the Escrow Property for Fairfax, Hub and the Shareholder, on the basis that it will release the Escrow Property subject to the terms and conditions of this Agreement.

          NOW THEREFORE in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Deposit and Escrow

          (a) The Escrow Agent, as escrow agent for the parties hereto, agrees to accept the Escrow Property from the Shareholder. The Escrow Agent shall not use the Escrow Property or disclose the same to any third party except as specifically provided for herein. The Escrow Agent will hold the Escrow Property in safekeeping at a location where it carries on business in the City of Toronto, Ontario, unless and until the Escrow Agent receives notice pursuant to this Agreement that the Escrow Agent is to deliver some or all of the Escrow Property to the Shareholder in accordance with this Agreement.

          (b) The parties acknowledge that the Escrow Property was purchased and paid for by the Shareholder and is the property of the Shareholder subject only to the terms of this Agreement. The Shareholder shall be entitled to receive directly all dividends and distributions on and in respect of the Escrow Property (subject to the provisions of section 12 hereof in respect of certain transactions specified therein) and to vote or give consents with respect to the Escrow Property. During the period in which the Escrow Property is held in escrow pursuant to the terms of the Agreement, the Escrow Property shall remain registered in the name of the Shareholder.

          (c) The Shareholder agrees that except as expressly permitted herein or except with the express written consent of Fairfax and Hub, the Escrow Property and beneficial ownership of any interest therein shall not be sold, assigned, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, encumbered, alienated, released from escrow, transferred within escrow or otherwise dealt with in any manner, except as may be required by reason of the bankruptcy of the Shareholder, in which case the Escrow Agent shall hold the Escrow Property subject to this Agreement for the benefit of whatever person shall be legally entitled to become the registered owner thereof as evidenced by the order of a court of competent jurisdiction. The foregoing notwithstanding, the Shareholder shall be entitled to transfer the beneficial ownership of the Escrow Property to any family member or any trust or other entity for the benefit of any family member provided that the Escrow Property shall remain subject to the terms of this agreement.

2.        Payment to Escrow Agent

          As payment for its services hereunder, the Escrow Agent shall receive an annual fee as agreed upon with Hub, and Hub shall pay said fee on execution of this Escrow Agreement and again within 30 days of receipt of the Escrow Agent's invoice while this Escrow Agreement remains in force. All reasonable out-of-pocket expenses incurred by the Escrow Agent in performing services under this Escrow Agreement shall be for the account of Hub, and shall be paid upon delivery of an invoice by the Escrow Agent. If the fees or expenses remain unpaid for a period of 120 days from the date of the invoice, the Escrow Agent shall be entitled to release the Escrow Property to the Shareholder.

3.        Terms of Release; Free Tradability

          Subject to the terms of this Agreement, the Escrow Agent shall hold the Escrow Property until the Escrow Property is released and delivered to the Shareholder on the earlier of the dates and events specified in sections 4 and 5. Hub shall cause any securities included in the Escrow Property released to the Shareholder under this Agreement to be immediately tradable (assuming such release occurs at least 12 months after the date of this Agreement) under Canadian securities laws (either pursuant to an exemption from registration or pursuant to an effective registration statement with respect to such shares) if held by a resident of Canada and subject in all events to the assumption that there have been no material changes in the applicable provisions of Canadian securities laws from such laws as in effect of the date of this Agreement.

4.        Automatic Release

          Subject to earlier release pursuant to section 5, the Escrow Agent shall release and deliver to the Shareholder: (i) 10% of the Escrow Property (based upon number of shares) on each of the third, fourth and fifth anniversaries of this Agreement and (ii) the remaining 70% of the Escrow Property on the tenth anniversary of this Agreement.

5.        Early Release

          Notwithstanding section 4, the Shareholder (or his estate, executor or personal representative, as applicable) shall be entitled to the release of the Escrow Property upon the occurrence of any of the following events:

          (a)       the death of the Shareholder;

          (b) the Shareholder suffering a disability, as such term is defined in the Shareholder's employment agreement with Kaye Group Inc.;

          (c) the Shareholder ceasing to be an employee of Hub and its subsidiaries due to termination by the Shareholder's employer, without "Cause" (as defined in the employment agreement being entered into by the Shareholder, Hub and Kaye Group Inc.) (the "Employment Agreement") or due to termination by the Shareholder for "Good Reason" (As defined in the Employment Agreement); or

          (d) the Shareholder receiving the express written consent of Fairfax and Hub.

          In addition to the release provisions provided for in section 6, the Escrow Agent shall release the Escrow Property upon Hub providing the Escrow Agent with written notice of the occurrence of any of the foregoing events.

6.        Release Notice

          The Shareholder is entitled to give written notice (the "Release Notice") to the Escrow Agent seeking release of any of the Escrow Property at any time by reason of the occurrence of any of the events set out in section 5 of this Escrow Agreement. The Shareholder shall certify to the Escrow Agent that the Shareholder has contemporaneously delivered a copy of the Release Notice to both Fairfax and Hub, by telecopier or personal delivery at the addresses for notice set out herein. The Release Notice shall, at the minimum, (i) be labelled "Release Notice", (ii) identify this Escrow Agreement, (iii) specify the reason for the request for release of any of the Escrow Property,
          (iv) identify the Escrow Property which the Shareholder claims with reasonable specificity, and (v) request the delivery of such Escrow Property.

7.        Challenge to Release Notice

          Upon receipt of its copy of a Release Notice, if Fairfax or Hub wishes to dispute the Release Notice, it shall, within ten days after the receipt of the copy of the Release Notice, deliver to the Escrow Agent and the Shareholder a sworn statement (the "Affidavit") saying that the Shareholder is not entitled to the release of the Escrow Property claimed and setting out its reasons for such dispute, whereupon the provisions of section 8 of this Agreement will apply. If the Escrow Agent receives the Affidavit within ten days of its receipt of its copy of the Release Notice, the Escrow Agent shall continue to hold the Escrow Property in accordance with this Escrow Agreement. If the Escrow Agent does not receive the Affidavit within ten days of its receipt of its copy of the Release Notice, the Escrow Agent is authorized and directed to deliver the Escrow Property to the Shareholder.

8.        Disputes

          In the event that Fairfax or Hub delivers the Affidavit to the Escrow Agent in the manner and within the time period set forth in section 7 of this Agreement, the Escrow Agent shall not release the Escrow Property to the Shareholder except in the following circumstances:

          (1) pursuant to the final decision of an arbitration panel as provided for in section 9;

          (2) upon receipt of an agreement with authorized and notarized signatures of Fairfax, Hub and the Shareholder, authorizing the release of the Relevant Escrow Property;

          (3)       pursuant to the automatic  release  provisions of section 4;
                    or

          (4) in the event of failure by Fairfax and Hub to appoint an arbitrator pursuant to section 9.

9.        Arbitration

          Disputes arising under this Escrow Agreement shall be referred immediately to, and be settled by, binding arbitration. The arbitration panel shall consist of three persons. Fairfax and Hub (acting together) and the Shareholder shall each appoint one arbitrator within 15 days of receipt by the Shareholder of the Affidavit, and the two arbitrators thereby appointed shall select a third arbitrator within 15 days of their appointment. If Fairfax and Hub fail to appoint an arbitrator in accordance with the foregoing, the Shareholder shall so notify the Escrow Agent, with copy of such notice to Fairfax and Hub, and the Escrow Agent shall proceed forthwith as though it had not received the Affidavit. If the Shareholder fails to appoint an arbitrator in accordance with the foregoing, Fairfax and Hub shall so notify the Escrow Agent, with copy of such notice to the Shareholder, and the Escrow Agent shall not release the Escrow Property to the Shareholder until otherwise permitted or called for pursuant to this Escrow Agreement (it being understood that nothing in this provision shall prevent the Escrow
          Agent from delivering the Escrow Property pursuant to the automatic release provisions of section 4). The arbitration shall be conducted in Toronto, Ontario at a location mutually agreed to by the parties, or, in the event that they cannot agree within two days, as the arbitration panel may decide, in accordance with the Arbitration Act, 1991 (Ontario). The Escrow Agent shall give prompt effect to any arbitration award, and shall be protected in acting, notwithstanding the right of either party to seek, in any court having jurisdiction thereof, enforcement of a stay of any award rendered by the arbitration panel.

10.       Resignation of the Escrow Agent

          The Escrow Agent may resign as escrow agent under this Escrow Agreement without liability whatsoever for such termination, on giving no less than thirty (30) days' written notice to each of Fairfax, Hub and the Shareholder of the effective date of resignation (the "Effective Date"). In the event of resignation by the Escrow Agent, Hub may appoint a replacement escrow agent, provided that such replacement shall be a chartered bank or trust company entitled to carry on business as such in the Province of Ontario, who will agree to accept the Escrow Property and be bound by the terms of this Agreement as Escrow Agent. If within thirty (30) days from the Effective Date a replacement escrow agent has not been appointed, the Escrow Agent may apply to a court of competent jurisdiction at Hub's expense for the appointment of a successor escrow agent. If no replacement Escrow Agent is appointed within 90 days of the Escrow Agent providing notice as provided in this section, the Escrow Agent shall deliver the Escrow Property to the Shareholder, and all of the Escrow Agent's duties hereunder shall cease immediately.

11.       Dividends, Distributions and Voting

          The escrow of the Escrow Property as contemplated in this Escrow Agreement will not impair any right of the Shareholder to receive a dividend or other distribution on the Escrow Property or to elect the form or manner in which a dividend or other distribution on the Escrow Property will be paid. If, during the period in which any of the Escrow Property is retained in escrow pursuant to this Escrow Agreement, any distribution (other than a distribution of securities ) is received by the Escrow Agent in respect of the Escrow Property, such distribution shall be held in trust for and on behalf of the Shareholder and forthwith paid or transferred to the Shareholder. Any distributions of securities received by the Escrow Agent in respect of the Escrow Property shall be held in escrow by the Escrow Agent in accordance with the provisions of this Agreement. The escrow of the Escrow Property as contemplated herein will not impair any right of the Shareholder to exercise voting rights attaching to the Escrow Property.

12.       Rights in Respect of Certain Transactions

          (1) If the Shareholder wishes to tender certain of the Escrow Property (the "Tendered Securities") to a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar transaction (a "Transaction"), the Shareholder shall deliver to the Escrow Agent:

                    (a) a written direction signed by the Shareholder (a "Direction") that directs the Escrow Agent to deliver to a specified person or company (the "Depositary") either:

                              (i)       certificates   evidencing  the  Tendered
                                        Securities; or

                              (ii) where the Shareholder has provided the Escrow Agent with a notice of guaranteed delivery or similar notice of the Shareholder's intent to tender the Tendered Securities to the Transaction, that notice, together with a letter of transmittal or similar document and, where required, a transfer and power of attorney duly executed for transfer, and any other documentation specified or provided by the Shareholder and required to be delivered to the Depositary under the terms of the Transaction; and

                    (b) such other information concerning or evidence of the Transaction as the Escrow Agent may reasonably require.

          (2) Forthwith after its receipt of the information and documentation specified in section 12(1), the Escrow Agent will deliver to the Depositary, in accordance with the Direction, the documentation specified or provided under
                    Section 12(1), together with a letter addressed to the Depositary that:

                    (a)       identifies the Tendered Securities;

                    (b) states that the Tendered Securities are held in escrow;

                    (c) states that the Tendered Securities are delivered only for the purposes of the Transaction and that the Tendered Securities will be released from escrow only upon receipt by the Escrow Agent of the information described in Section 12(3) hereof;

                    (d) where certificates for Tendered Securities have been delivered to the Depositary, requires the Depositary to return to the Escrow Agent, as soon as practicable, the certificates evidencing Tendered Securities that are not releasable from escrow as described in clause (c) above; and

                    (e) where applicable, requires the Depositary to deliver or to cause to be delivered to the Escrow Agent, as soon as practicable, the certificates representing securities acquired by the Shareholder in exchange, substitution or consideration for the Tendered Securities pursuant to the Transaction (the "Replacement Securities").

          (3) The Tendered Securities will be released from escrow upon receipt by the Escrow Agent of a declaration signed by the Depositary or, if the Direction identifies the Depositary as acting on behalf of another person or company in respect of the Transaction, by that other person or company, that:

                    (a) the terms and conditions of the Transaction have been met; and

                    (b) the Tendered Securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

          (4) The Escrow Agent shall hold any Replacement Securities acquired by the Shareholder under a Transaction in escrow on the same terms and conditions, including release dates, as applied to the Escrow Property for which they were exchanged, substituted or for which they constituted consideration; provided, however, that in any Transaction that would result in the Shareholder incurring any tax liability, the Escrow Agent shall distribute to the Shareholder such amount of the Replacement Securities having a value equal to such tax liability.

          (5) Notwithstanding anything to the contrary contained herein, if all or any portion of the consideration for the Tendered Securities received pursuant to the Transaction includes cash and such cash is paid to the Escrow Agent, such cash shall be released from the escrow herein and delivered to the Shareholders as soon as practicable after receipt by the Escrow Agent.

13.       Limitation on Escrow Agent's Responsibility and Liability

          (1) Limitation on Obligations: The Escrow Agent shall not be obliged or required to inspect the Escrow Property and shall not be obligated to ensure that any Escrow Property held by it pursuant to this Agreement is genuine or complete. The Escrow Agent's obligation for safekeeping shall be limited to providing the same degree of care for the Escrow Property as it maintains for its own valuable documents.

          (2) Protection for Acting in Good Faith: The Escrow Agent shall be protected in relying and acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only in assuming its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

          (3) Limitation on Liability: In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Escrow Agreement, except where its acts are the result of its negligenceor willful misconduct. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless it shall have given its prior written consent thereto.

          (4) Indemnification: Fairfax, Hub and the Shareholders hereby jointly and severally indemnify the Escrow Agent, its officers and employees against any loss, liability, action, claim, cost, expense, or damage (other than any caused by the gross negligence or willful misconduct of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from and in connection with the performance of the Escrow Agent's duties under this Agreement. This provision shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

          (5) Not a Trust Agreement: This Escrow Agreement shall not be construed as a trust deed and the Escrow Agent shall not be construed as a trustee for the parties with respect to the Escrow Property.

          (6) Advisors Provision: The Escrow Agent may retain legal counsel and advisors as may be reasonably required for the purpose of discharging its duties or determining its rights under this Escrow Agreement, and may rely and act upon the advice of such counsel or advisor. Hub shall pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

          (7) Express Duties: The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Escrow Agreement and shall have no liability or responsibility arising under any other agreement, including any agreement referred to in this Escrow Agreement, to which the Escrow Agent is not a party.

14.       Notices

          All notices, consents, approvals, statements, authorizations, documents, or other communications (collectively "notices") required or permitted to be given hereunder shall be in writing, and shall be delivered personally, sent by telecopier, and/or mailed by registered mail, postage prepaid, at the addresses set forth hereunder, namely:

          If to Hub, at:                    Hub International Limited
                                            214 King Street West
                                            Suite 314
                                            Toronto, Ontario
                                            M5H 3S6

                                            Fax:     (416) 593-8717
                                            Attn:    General Counsel

          If to Fairfax:                    Fairfax Financial Holdings Limited
                                            95 Wellington Street West
                                            Suite 800
                                            Toronto, Ontario
                                            M5J 2N7

                                            Fax:     (416) 367-4946
                                            Attn:    Bradley P. Martin

          If to the Shareholder:            2794 Lindenmere Drive
                                            Merrick, New York 11566

          If to the Escrow Agent:           CIBC Mellon Trust Company
                                            320 Bay Street
                                            P.O. Box 1
                                            Toronto, Ontario
                                            M5H 4A6
                                            Fax:     (416) 643-5570
                                            Attn:    AVP, Client Services

          or at any such other address or addresses as may be given by any of them to the others in writing, in accordance with this section, from time to time. If sent by first class mail, such notice shall be deemed to have been given on the fifth business day following such mailing; provided that if such notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, then such notice shall not be effective unless delivered personally or sent by telecopier. If delivered personally or sent by telecopier during regular business hours, such notice shall be deemed to have been given on the day of delivery or transmission, if during regular business hours on a business day, or if not, on the business day next following the day of delivery or transmission.

15.       Termination of Escrow

          This Escrow Agreement shall terminate on the date all of the Escrow Property has been delivered to the Shareholder in accordance with the terms of this Agreement.

16.       Assignment; Waiver; Modification; Severability

          This Escrow Agreement shall not be assigned, waived, amended, or modified except by the written agreement of all the parties hereto. Any invalidity, in whole or in part, of any provision of this Escrow Agreement shall not affect the validity of any other of its provisions.

17.       Governing Law

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

18.       Successor of Escrow Agent

          Any corporation with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or of any of the parties hereto.

19.       Counterparts

          This Agreement may be signed in counterparts, each of which when signed and delivered shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed on the date first written above as follows:

HUB INTERNATIONAL LIMITED                       CIBC MELLON TRUST COMPANY


By:                                             By:
    ----------------------------------------       -----------------------------
Name:                                           Name:
Title:                                          Title:

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:


FAIRFAX FINANCIAL HOLDINGS LIMITED


By:
Name:
Title:

SIGNED AND DELIVERED in the presence of:)
                                        )
                                        )
----------------------------------------)
(Signature)                             )
                                        )
----------------------------------------)
(Print Name)                            )   ------------------------------------
                                        )   BRUCE D. GUTHART
----------------------------------------)
(Address)                               )

                                   SCHEDULE A

                                 Escrow Property


_______________ common shares in the capital of Hub International Limited